As filed with the Securities and Exchange Commission January 6, 2026

Registration No. 333-XXXXXX

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CirTran Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	3672	68-0121636
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Code No.)	Identification No.)

6360 S Pecos Road, Suite 8, Las Vegas, NV 89120

(801) 963-5112

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Iehab Hawatmeh, CEO

CirTran Corporation

6360 S Pecos Road, Suite 8

Las Vegas, NV 89120

(801) 963-5112

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copy to:

Frank J. Hariton, Esq.

1065 Dobbs Ferry Road

White Plains, NY 10607

(914) 649-7669

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED January 6, 2026

PRELIMINARY PROSPECTUS

Cirtran Corporation

Up to 1,731,509 Shares of Common Stock

This prospectus relates to the resale from time to time of up to 1,731,509 shares of common stock, $0.01 par value per share (the “common stock”), of Cirtran Corporation, a Delaware corporation (“Cirtran”), by YA II PN, Ltd., a Cayman Islands exempt limited partnership (the “Selling Stockholder”). The shares being offered by this prospectus consist of shares of common stock that we have issued or that we may, in our discretion, elect to issue and sell to the Selling Stockholder, from time to time, pursuant to a standby equity purchase agreement we entered into with the Selling Stockholder on December 19, 2025 (the “Purchase Agreement”), pursuant to which the Selling Stockholder has committed to purchase from us, at our direction, up to $10,000,000 of common stock, subject to terms and conditions specified in the Purchase Agreement. As consideration for the Selling Stockholder’s irrevocable commitment to purchase shares of our common stock at our election and in our discretion from time to time after the date of the Purchase Agreement and prior to the third anniversary of the Purchase Agreement, upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement. As of the date of this prospectus, we have not issued any shares of common stock to the Selling Stockholder.

The Company may not affect any sales under the Purchase Agreement and the Selling Stockholder will not have any obligation to purchase shares of our common stock under the Purchase Agreement to the extent that after giving effect to such purchase and sale the aggregate number of shares of common stock issued under the Purchase Agreement together with any shares of common stock issued in connection with any other transactions that may be considered part of the same series of transactions, where the average price of such sales would be less than an amount designated by the Company or the number of shares issued would exceed the number of shares representing 4.99% of the outstanding voting common stock as of the date of issuance. Thus, the Company is unlikely to realize $10,000,000 through purchases by the Selling Shareholder under this registration statement and is likely to be required to file additional registration statements.

See the section of this prospectus entitled “Committed Equity Financing” for a description of the Purchase Agreement and the section entitled “Selling Stockholder” for additional information regarding the Selling Stockholder.

Our registration of the securities covered by this prospectus does not mean that the Selling Stockholder will offer or sell any of the shares of common stock. The Selling Stockholder may offer, sell, or distribute all or a portion of its shares of common stock publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholder pursuant to this prospectus. However, we may receive up to $10,000,000 in aggregate gross proceeds from sales of our common stock to the Selling Stockholder that we may, in our discretion, elect to make, from time to time pursuant to the Purchase Agreement. The resale of our common stock being offered by the Selling Stockholder pursuant to this prospectus, or the perception that these sales could occur, could result in a decline in the public trading price of our common stock. We provide more information about how the Selling Stockholder may sell or otherwise dispose of the shares of our common stock in the section entitled “Plan of Distribution.” We will bear all costs, expenses, and fees in connection with the registration of the shares of common stock offered hereby. The Selling Stockholder will bear all commissions and discounts, if any, attributable to its sales of the shares of common stock offered hereby.

The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and any profits on the sales of shares of our common stock by the Selling Stockholder and any discounts, commissions, or concessions received by the Selling Stockholder are deemed to be underwriting discounts and commissions under the Securities Act.

Our shares of common stock are listed on the OTCID Market under the symbol “CIRX.” On January 2, 2026, the closing sale price of our common stock was $0.043 per share.

We are a “smaller reporting company” under the federal securities laws and are subject to reduced disclosure and public reporting requirements. See “Prospectus Summary—Smaller Reporting Company.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Investing in our common stock involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 5. You should carefully consider these risk factors, as well as the other information contained in this prospectus, before you invest.

The date of this prospectus is ,                   2026.

i

Neither we nor the Selling Stockholder, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus. We and the Selling Stockholder do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus includes industry and market data that we obtained from third-party studies and surveys, filings of public companies in our industry and internal company surveys. These sources may include government and industry sources. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe the industry and market data to be reliable as of the date of this prospectus, this information could prove to be inaccurate. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. In addition, we do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the forecasts from the sources relied upon or cited herein.

All references in this prospectus to “CirTran,” the “Company,” “we,” “us” and “our” refer to Cirtran Corporation and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated.

This prospectus and the documents incorporated by reference into this prospectus may also contain trademarks and trade names that are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply relationships with, or endorsements or sponsorship of us by, these other companies.

ii

ABOUT THIS PROSPECTUS

We may provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find More Information; Incorporation by Reference.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information; Incorporation by Reference.”

iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. When used in this prospectus, the words “anticipate,” “believe,” “could,” “expect,” “estimate,” “intend,” “plan,” “potential,” “will,” and similar expressions are intended to identify forward looking statements. These are statements that relate to future periods and include:

● our business, strategy and opportunities;

● our financial and business performance;

● changes in our future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

● our future capital requirements and sources and uses of cash;

● our ability to obtain funding for our operations;

● developments relating to our competitors and industry;

● collaborations with third parties including our business partners;

● the outcome of any known and unknown legal and regulatory proceedings;

● changes in applicable laws or regulations including regulation of tobacco products; and

● anticipated trends and challenges in our business and the markets in which we operate.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expected. These risks and uncertainties include, but are not limited to, those risks discussed in the section titled “Risk Factors,” as well as:

● risks associated with executing our strategy;

● changes in applicable laws or regulations;

● our ability to raise capital;

● the risk that the potential financing transaction set forth in the non-binding term sheet may or may not occur, and the terms thereof;

● our ability to compete;

● regulatory developments in the United States and foreign countries;

● the possibility that we may be adversely affected by other economic, business, and/or competitive factors;

● the impact of macroeconomic and geopolitical trends and events;

iv

● the need to manage third-party suppliers and the distribution of our products and the delivery of our services effectively;

● risks associated with any international operations;

● the development and transition of new products and services and the enhancement of existing products and services to meet customer needs;

● the execution and performance of contracts by us and our suppliers, customers, clients and partners;

● the hiring and retention of key employees;

● risks associated with business combination and investment transactions;

● risks associated with the outcome of any legal or regulatory proceedings;

● risks related to our ability to implement and maintain effective internal control over financial reporting in the future;

● our ability to meet conditions precedent to issue shares to the Selling Stockholder under the Purchase Agreement;

● the volatility of the price of our common stock that may result from sales of shares by the Selling Stockholder or other shares of common stock we may register for resale;

● the dilution of holders of common stock from our issuance of shares of common stock to the Selling Stockholder; and

● that there can be no guarantee of how many shares of common stock we will issue under the Purchase Agreement, if at all.

These forward-looking statements speak only as of the date hereof. We expressly disclaim any obligation or undertaking to update any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

You should read this prospectus completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

v

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus and does not contain all of the information that you should consider before investing in our common stock. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the sections entitled “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our audited consolidated financial statements and related notes and unaudited consolidated financial statements and related notes included elsewhere in this prospectus.

Business

We are in international manufacturing, distribution and marketing company distributing licensed consume products in markets around the world. Our principal products are tobacco products and beverages using the “Hustler” trademark

Committed Equity Financing

On December 19, 2025, we entered into the Purchase Agreement with the Selling Stockholder. Pursuant to the Purchase Agreement, we have the right to sell to the Selling Stockholder up to $10,000,000 of shares of our common stock, subject to certain limitations and conditions set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of common stock to the Selling Stockholder under the Purchase Agreement, and the timing of any such sales, are at our option, and we are under no obligation to sell any securities to the Selling Stockholder under the Purchase Agreement. In accordance with our obligations under the Purchase Agreement, we have filed the registration statement of which this prospectus forms a part with the Securities and Exchange Commission (the “SEC”) to register under the Securities Act the resale by the Selling Stockholder of up to 1,731,509     shares of common stock, that we may elect, in our sole discretion, to issue and sell to the Selling Stockholder, from time to time under the Purchase Agreement. From time to time at our discretion for the 24-month period after the date of the Purchase Agreement, upon the satisfaction of the conditions to the Selling Stockholder’s purchase obligation set forth in the Purchase Agreement, including that the registration statement of which this prospectus forms a part be declared effective by the SEC and the final form of this prospectus is filed with the SEC, we will have the right, but not the obligation to direct the Selling Stockholder to purchase a specified number of shares of common stock (each such sale, an “Advance”) by delivering written notice to the Selling Stockholder (each, an “Advance Notice”). There is no mandatory minimum amount for any Advance The per share purchase price for the shares of common stock, if any, that we elect to sell to the Selling Stockholder in an Advance pursuant to the Purchase Agreement will be determined by reference to the volume weighted average price of our common stock (the “VWAP”) and calculated in accordance with the Purchase Agreement; provided, however, that the Company may establish a minimum acceptable price in certain Advance Notices, as specified in the Purchase Agreement, below which it shall not be obligated to make any sales to the Selling Stockholder. There is no upper limit on the price per share that the Selling Stockholder could be obligated to pay for the common stock we may elect to sell to it in any Advance. We will control the timing and amount of any sales of common stock to the Selling Stockholder. Actual sales of shares of our common stock to the Selling Stockholder under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, which may include, among other things, market conditions, the trading price of our common stock, and determinations by us as to the appropriate sources of funding for our business and its operations.

We may not issue or sell any shares of common stock to the Selling Stockholder under the Purchase Agreement which, when aggregated with all other shares of common stock then beneficially owned by the Selling Stockholder and its affiliates (as calculated pursuant to Section 13(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 promulgated thereunder), would result in the Selling Stockholder beneficially owning more than 4.99% of the outstanding voting power or number of shares of common stock (the “Ownership Limitation”).

1

The net proceeds from sales, if any, under the Purchase Agreement to us will depend on the frequency and prices at which we sell shares of our stock to the Selling Stockholder. We expect that any proceeds received by us from such sales to the Selling Stockholder will be used for working capital and general corporate purposes, including the repayment of debt. We are required to apply 50% of any proceeds we receive to the reduction of our indebtedness (including accrued interest) to Tekfine, LLC (“Tekfine”). Tekfine has agreed to refrain from any sales of our stock issued on conversion of its notes during the term of the Purchase Agreement and any amendments and extensions thereof. The Selling Stockholder has agreed that it and its affiliates will not engage in any short sales of the common stock nor enter into any transaction that establishes a net short position in the common stock during the term of the Purchase Agreement. The Purchase Agreement will automatically terminate on the earlier to occur of (i) the 24-month anniversary of the date of the Purchase Agreement and (ii) the date on which the Selling Stockholder shall have purchased from us under the Purchase Agreement shares of our common stock for an aggregate gross purchase price of $10,000,000. We have the right to terminate the Purchase Agreement at no cost or penalty upon five trading days’ prior written notice to the Selling Stockholder; provided that there are no outstanding Advance Notices and all outstanding amounts the Company owes to the Selling Stockholder pursuant to the Purchase Agreement are repaid. We and the Selling Stockholder may also agree to terminate the Purchase Agreement by mutual written consent. Neither we nor the Selling Stockholder may assign or transfer our respective rights and obligations under the Purchase Agreement, and no provision of the Purchase Agreement may be modified or waived by us or the Selling Stockholder other than by an instrument in writing signed by both parties.

The Purchase Agreement contains customary representations, warranties, conditions, and indemnification obligations of the parties. The representations, warranties, and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties.

2

As consideration for the Selling Stockholder’s commitment to purchase shares of common stock at our direction upon the terms and subject to the conditions set forth in the Purchase. We do not know what the purchase price for our common stock will be and therefore cannot be certain as to the number of shares we may issue, if any, to the Selling Stockholder under the Purchase Agreement. Although the Purchase Agreement provides that we may sell up to $10,000,000 of our common stock to the Selling Stockholder, only 1,731,509 shares of our common stock are being registered for resale by the Selling Stockholder under the registration statement of which this prospectus forms a part, which represents 40% of the “float” of our Common Stock. These shares will be issued to the Selling Stockholder under the Purchase Agreement if and when we elect to sell shares to the Selling Stockholder under the Purchase Agreement.

If and when we elect to issue and sell shares to the Selling Stockholder under the Purchase Agreement, we may need to register for resale under the Securities Act additional shares of our common stock in order to receive aggregate gross proceeds equal to the $10,000,000 available to us under the Purchase Agreement, depending on market prices for our common stock. If all of the 1,731,509 shares offered by the Selling Stockholder for resale under the registration statement of which this prospectus forms a part were issued and outstanding (without taking into account the 4.99% Ownership Limitation in the Purchase Agreement), such shares would represent approximately 26% of the total number of shares of our common stock outstanding as of the date of this prospectus. If we elect to issue and sell to the Selling Stockholder under the Purchase Agreement more than the 1,731,509 shares being registered for resale under the registration statement of which this prospectus forms a part, which we have the right, but not the obligation, to do, we must first register for resale under the Securities Act any such additional shares, which could cause substantial additional dilution to our stockholders. The number of shares ultimately offered for resale by the Selling Stockholder is dependent upon the number of shares we may elect to sell to the Selling Stockholder under the Purchase Agreement.

There are substantial risks to our stockholders as a result of the sale and issuance of common stock to the Selling Stockholder under the Purchase Agreement. These risks include the potential for substantial dilution and significant declines in our stock price. See the section entitled “Risk Factors—Risks Related to this Offering.” Issuances of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease as a result of sales, if any, under the Purchase Agreement to the Selling Stockholder, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to the Selling Stockholder. For more detailed information regarding the Purchase Agreement, see the section entitled “Committed Equity Financing.”

Smaller Reporting Company

We are a smaller reporting company as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares of common stock held by non-affiliates exceeds $250 million as of the prior December 31, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our shares of common stock held by non-affiliates exceeds $700 million as of the prior December 31.

3

THE OFFERING

Issuer: Cirtran Corporation

Up to 1,731,509 Shares of Common Stock offered by the Selling Stockholder as we may elect, in our discretion, to issue and sell to the Selling Stockholder under the Purchase Agreement from time to time.

Terms of the offering

The Selling Stockholder will determine when and how it will dispose of any shares of common stock registered under this prospectus for resale.

Common Stock outstanding prior to this offering

4,945,417 shares.

Common Stock outstanding after this offering

6,676,926 shares of common stock, assuming the sale by us of a total of 1,731,509 shares pursuant to the Purchase Agreement. The actual number of shares issued will vary depending upon the actual sale prices under the Purchase Agreement.

Use of proceeds

We will not receive any proceeds from the resale of shares of our common stock offered by this prospectus by the Selling Stockholder. However, we may receive up to $10,000,000 in aggregate gross proceeds under the Purchase Agreement from sales of common stock that we may elect to make to the Selling Stockholder pursuant to the Purchase Agreement, if any, from time to time in our discretion.

We expect to use the net proceeds that we receive from sales, if any, under the Purchase Agreement, for working capital and general corporate purposes, including the repayment of debt. Particularly, we have agreed to use 50% of the proceeds received by us to repay TekFine. See “Use of Proceeds.”

Risk factors

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock.

OTCID trading symbol

“CIRX.”

4

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you make a decision to buy our common stock, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our common stock could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.

Risks Related to Our Business

We may be deemed to be insolvent and may face liquidation.

We may be deemed to be insolvent. We are unable to meet all of our obligations as they accrue, and the aggregate amount of our liabilities may exceed the value of our assets. Creditors may have the right to initiate involuntary bankruptcy proceedings against us in which they would seek our liquidation. We cannot assure that we would be successful in avoiding liquidation by converting such liquidation proceedings to a Chapter 11 reorganization, which would permit us to develop and propose, for creditor approval, a reorganization plan that would enable us to proceed. Even if we were to propose a reorganization plan, any reorganization plan would likely require that we obtain new post-petition funding, which may be unavailable. Further, in the event of bankruptcy, our secured creditors that have encumbrances on all of our assets would likely execute and take all of our assets, which may leave nothing for other creditors or our stockholders.

The auditors’ report for our most recent fiscal year, like previous years, contains a qualification about our ability to continue as a going concern.

We had a net loss of $2.6 million during the year ended December 31, 2024, and We continue to operate at a loss with a loss of $(419,878) for the quarter ended September 30, 2025 and $(1,138,064) for the nine months then ended.

We had an accumulated deficit of $61.4 million as of December 31, 2024 and $62.8 at September 30, 2025. The reports from our auditors on our consolidated financial statements for the year ended December 31, 2024, as for several previous years, contain explanatory paragraphs about our ability to continue as a going concern.

Unless the offering contemplated by this prospectus is successful or we receive other capital, we may have substantial difficulty continuing operations. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

All of our assets are encumbered to secure the payment of approximately $4 million of indebtedness and accrued interest, on secured convertible debentures that require payments beginning in April 2027 if not previously converted to common stock.

We have encumbered all of our assets to secure the payment of approximately $4.0 million in indebtedness and accrued interest, due on secured convertible debentures. If we were to default in payment at maturity, our secured creditor could exercise its remedies, including the execution on all of our assets, which would result in the termination of our activities. We cannot assure that the secured creditor will consider or agree to any forbearance from aggressive collection efforts. The existence of these secured obligations will likely significantly impair our ability to obtain capital from external sources.

Our business operations are international and may be adversely affected by changes in tariffs rates.

The bulk of our sales are outside the United States and involve products which are imported and exported across various national borders. Recent months have seen the imposition and removal of tariffs and retaliatory tariffs affecting international trade. The uncertainties and burdens created by tariffs and any other governmental actions impinging upon the free flow of goods may have a substantial adverse effect on our operations which can not be predicted.

5

We distribute tobacco products and may be subject to increased regulation.

Our product portfolio includes tobacco products, which are known to be associated with health risks and as a result are subject to various sales restrictions. In the past distributors of tobacco products have faced litigation related to their activities. Management believes that the regulatory climate for tobacco products has stabilized, but we can not assure that there will not be additional sales restrictions or litigation which may damage our business.

We will require substantial amounts of additional capital from external sources.

We will require substantial additional funds to implement our product commercialization and contract manufacturing plans. The extent of our future capital requirements will depend on many factors, including the outcome of the Playboy litigation; marketing plans; the growth of product commercialization and contract manufacturing; establishment of strategic alliances, joint ventures, licenses, or other collaborative arrangements; and other factors not within our control.

We anticipate that we will seek required funds from external sources. However, our precarious financial condition, and substantial secured indebtedness will make it difficult for us to obtain capital.

We may seek required funds through the sale of equity or other securities. Our ability to obtain financing on acceptable terms will depend on many factors, including the condition of the securities markets generally and for companies like us at the time of the offering; our business, financial condition, and prospects at the time of the proposed offering; our ability to identify and reach a satisfactory arrangement with prospective securities sales and investment groups; and various other factors. We cannot assure that we will be able to obtain financing on terms favorable to us or at all. The issuance of additional equity securities may dilute the interest of our existing stockholders or may subordinate their rights to the superior rights of new investors.

We may also seek additional capital through strategic alliances, joint ventures, or other collaborative arrangements. Any such relationships may dilute our interest in any specific project and decrease the amount of revenue that we may receive from the project. We cannot assure that we will be able to negotiate any strategic investment or obtain required additional funds on acceptable terms, if at all. In addition, our cash requirements may vary materially from those now planned because of the results of future marketing and manufacturing agreements; results of product testing; potential relationships with our strategic or collaborative partners; changes in the focus and direction of our research and development programs; competition and technological advances; issues related to patent or other protection for proprietary technologies; and other factors.

If adequate funds are not available, we may be required to delay, reduce the scope of, or eliminate our planned efforts; obtain funds through arrangements with strategic or collaborative partners that may require us to relinquish rights to certain of our technologies, product candidates, or products that we would otherwise seek to develop or commercialize ourselves; or sublicense our rights to such products on terms that are less favorable to us than might otherwise be available.

6

Any substantial increase in business activities will require skilled management of growth.

If we have the opportunity to commercialize new products, our success will depend on our ability to manage continued growth, including integrating new employees and independent contractors into an effective management and technical team; formulating strategic alliances, joint ventures, or other collaborative arrangements with third parties; commercializing and marketing proposed products and services; and monitoring and managing these relationships on a long-term basis. If our management is unable to integrate these resources and manage growth effectively, the quality of our products and services, our ability to retain key personnel, and the results of our operations would be materially and adversely affected.

Penny stock regulations will impose certain restrictions on resales of our securities, which may cause an investor to lose some or all of its investment.

The U.S. Securities and Exchange Commission has adopted regulations that generally define a “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share that is not traded on a national securities exchange or that has an exercise price of less than $5.00 per share, subject to certain exceptions. As a result, our common stock is subject to rules that impose additional sales practice requirements on broker-dealers that sell these securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction before the purchase. Further, if the price of the stock is below $5.00 per share and the issuer does not have $2.0 million or more net tangible assets or is not listed on a registered national securities exchange, sales of that stock in the secondary trading market are subject to certain additional rules promulgated by the U.S. Securities and Exchange Commission. These rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices, and disclosure of the compensation to the broker-dealer and the salesperson working for the broker-dealer in connection with the transaction. These rules and regulations may affect the ability of broker-dealers to sell our common stock, thereby effectively limiting the liquidity of our common stock. These rules may also adversely affect the ability of persons that acquire our common stock to resell their securities in any trading market that may exist at the time of such intended sale.

We depend upon our chief executive officers and key personnel.

Our performance depends substantially on the continued services of Iehab J. Hawatmeh our president, CEO and Chairman. We have an employment agreement with Iehab J. Hawatmeh which is described elsewhere herein. The loss of the services of Iehab J. Hawatmeh would have a substantial adverse effect on our business

We do not intend to pay cash dividends on our common stock in the foreseeable future.

We currently anticipate that we will retain all future earnings, if any, to finance the growth and development of our business and do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will depend upon our financial condition, capital requirements, earnings and other factors deemed relevant by our Board of Directors.

7

COMMITTED EQUITY FINANCING

On December 19, 2025, we entered into the Purchase Agreement with the Selling Stockholder. Pursuant to the Purchase Agreement, we have the right to sell to the Selling Stockholder up to $10,000,000 of shares of our common stock, subject to certain limitations and conditions set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of common stock pursuant to the Purchase Agreement, and the timing of any sales, are at our option, and we are under no obligation to sell any securities to the Selling Stockholder under the Purchase Agreement. In accordance with our obligations under the Purchase Agreement, we have filed the registration statement of which this prospectus forms a part with the SEC to register under the Securities Act the resale by the Selling Stockholder of up to 1,731,509 shares of common stock that we may elect, in our sole discretion, to issue and sell to the Selling Stockholder, from time to time under the Purchase Agreement.

We do not have the right to commence any sales of our common stock to the Selling Stockholder under the Purchase Agreement until the date on which all of the conditions to the Selling Stockholder’s purchase obligation set forth in the Purchase Agreement have been satisfied, including that the registration statement of which this prospectus forms a part be declared effective by the SEC and the final form of this prospectus is filed with the SEC. From and after such date, we will have the right, but not the obligation, from time to time, at our sole and exclusive discretion, for the 24-month period after the date of the Purchase Agreement, to direct the Selling Stockholder to purchase a specified amount of shares of common stock, not to exceed the greater of 100.0% of the average of the daily volume traded of the common stock on the five consecutive trading days immediately preceding an Advance Notice, as described further below under the heading “—Advances and Payments of Common Stock Under the Purchase Agreement.”

We will control the timing and amount of any sales of common stock to the Selling Stockholder. Actual sales of shares of our common stock to the Selling Stockholder under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, which may include, among other things, market conditions, the trading price of our common stock, and determinations by us as to the appropriate sources of funding for our company and its operations.

The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of common stock to the Selling Stockholder. To the extent we sell shares under the Purchase Agreement, we have agreed to apply 50% thereof to the repayment of our secured debt and intend to use any remaining proceeds therefrom for working capital and general corporate purposes.

The Purchase Agreement contains customary representations, warranties, conditions, and indemnification obligations of the parties. The representations, warranties, and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Advances of Common Stock Under the Purchase Agreement

Advances

We will have the right, but not the obligation, from time to time, at our sole and exclusive discretion, for the 24-month period after the date of the Purchase Agreement, to direct the Selling Stockholder to purchase up to a specified maximum amount of shares of common stock as set forth in the Purchase Agreement by delivering written notice to the Selling Stockholder (each, an “Advance Notice”) on any trading day (each, an “Advance Notice Date”), so long as:

● the price to be paid for the shares of common stock that the Selling Stockholder is required to purchase in any single Advance under the Purchase Agreement is equal to either:

● 95.0% of the of the lowest daily VWAP during regular trading hours as reported by Bloomberg L.P., for the three trading days commencing on the date of an Advance Notice; and

● the applicable pricing period for all prior Advances has been completed and all shares of common stock subject to all prior Advances have been received by the Selling Stockholder (the “Advance Date”).

8

Conditions to Each Advance

The Selling Stockholder’s obligation to accept Advance Notices that are timely delivered by us under the Purchase Agreement and to purchase shares of our common stock in Advances under the Purchase Agreement are subject to the satisfaction, at the applicable Advance Notice Date, of the conditions precedent thereto set forth in the Purchase Agreement, all of which are entirely outside of the Selling Stockholder’s control, which conditions include the following:

● the accuracy in all material respects of our representations and warranties included in the Purchase Agreement;

● there being an effective registration statement pursuant to which the Selling Stockholder is permitted to utilize the prospectus thereunder to resell all of the Advance Shares pursuant to such Advance Notice;

● the sale and issuance of such Advance Shares being legally permitted by all laws and regulations to which we are subject;

● no Material Outside Event (as such term is defined in the Purchase Agreement) shall have occurred and be continuing;

● us having performed, satisfied, and complied in all material respects with all covenants, agreements, and conditions required by the Purchase Agreement to be performed, satisfied, or complied with by us;

● no statute, rule, regulation, executive order, decree, ruling, or injunction having been enacted, entered, promulgated, or endorsed by any court or governmental authority of competent jurisdiction that prohibits or directly, materially, and adversely affects any of the transactions contemplated by the Purchase Agreement;

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earlier to occur of:

● the 24-month anniversary of the date of the Purchase Agreement; and

● the date on which the Selling Stockholder shall have purchased shares of common stock under the Purchase Agreement for an aggregate gross purchase price equal to $10,000,000.

We also have the right to terminate the Purchase Agreement at any time, at no cost or penalty, upon five trading days’ prior written notice to the Selling Stockholder; provided that there are no outstanding Advance Notices under which we are yet to issue common stock. We and the Selling Stockholder may also terminate the Purchase Agreement at any time by mutual written consent.

No Short-Selling by the Selling Stockholder

The Selling Stockholder has agreed that it and its affiliates will not engage in any short sales during the term of the Purchase Agreement and will not enter into any transaction that establishes a net short position with respect to the common stock. The Purchase Agreement stipulates that the Selling Stockholder may sell our common stock to be issued pursuant to an Advance Notice, following receipt of the Advance Notice, but prior to receiving such shares, and may sell other common stock acquired pursuant to the Purchase Agreement that the Selling Stockholder has continuously held from a prior date of acquisition.

Effect of Sales of Our Common Stock under the Purchase Agreement on Our Stockholders

All shares of common stock that may be issued or sold by us to the Selling Stockholder under the Purchase Agreement that are being registered under the Securities Act for resale by the Selling Stockholder in this offering are expected to be freely tradable. The shares of common stock being registered for resale in this offering may be issued and sold by us to the Selling Stockholder from time to time at our discretion over the term of the Purchase Agreement. The resale by the Selling Stockholder of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock, if any, to the Selling Stockholder under the Purchase Agreement will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to the Selling Stockholder all, some, or none of the shares of our common stock that may be available for us to sell to the Selling Stockholder pursuant to the Purchase Agreement.

9

If and when we do elect to sell shares of our common stock to the Selling Stockholder pursuant to the Purchase Agreement, the Selling Stockholder may resell all, some, or none of such shares in its discretion and at different prices subject to the terms of the Purchase Agreement. As a result, investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution and, in some cases, substantial dilution and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to the Selling

Stockholder under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a desirable time and price.

Because the purchase price per share to be paid by the Selling Stockholder for the shares of common stock that we may elect to sell to the Selling Stockholder under the Purchase Agreement, if any, will fluctuate based on the market prices of our common stock during the applicable pricing period, as of the date of this prospectus we cannot reliably predict the number of shares of common stock that we will sell to the Selling Stockholder under the Purchase Agreement, the actual purchase price per share to be paid by the Selling Stockholder for those shares, or the actual gross proceeds to be raised by us from those sales, if any. As of the date of this prospectus there were 4,945,417  shares of our common stock outstanding. If all of the 1,731,509 shares offered for resale by the Selling Stockholder under the registration statement that includes this prospectus were issued and outstanding (without taking into account the 4.99% Ownership Limitation , such shares would represent approximately 28% of the total number of shares of our common stock outstanding as of the date of this prospectus .

Although the Purchase Agreement provides that we may, in our discretion, from time to time after the date of the Purchase Agreement and during the term of the Purchase Agreement, direct the Selling Stockholder to purchase shares of our common stock from us in one or more Advances under the Purchase Agreement, for a maximum aggregate purchase price of up to $10,000,000, only 1,731,509 shares of common stock are being registered for resale under the registration statement that includes this prospectus. Assuming all of such 1,731,509 shares were sold to the Selling Stockholder at the maximum 95.0% discount to the per share price of $0.043 (which represents the official closing price of our common stock on the OTCID on January 2, 2026 , , such number of shares would be insufficient to enable us to receive aggregate gross proceeds from the sale of such shares to the Selling Stockholder equal to the Selling Stockholder’s $10,000,000 total aggregate purchase commitment under the Purchase Agreement. While the market price of our common stock may fluctuate from time to time after the date of this prospectus and, as a result, the actual purchase price to be paid by the Selling Stockholder under the Purchase Agreement for shares of our common stock, if any, may also fluctuate, in order for us to receive the full amount of the Selling Stockholder’s commitment under the Purchase Agreement, it is possible that we may need to issue and sell more than the number of shares being registered for resale under the registration statement that includes this prospectus.

If it becomes necessary for us to issue and sell to the Selling Stockholder more shares than are being registered for resale under this prospectus in order to receive aggregate gross proceeds of $10,000,000 under the Purchase Agreement, we must first file with the SEC one or more additional registration statements to register under the Securities Act the resale by the Selling Stockholder of any such additional shares of our common stock, which the SEC must declare effective, in each case, before we may elect to sell any additional shares of our common stock to the Selling Stockholder under the Purchase Agreement. The number of shares of our common stock ultimately offered for resale by the Selling Stockholder depends upon the number of shares of common stock, if any, we ultimately sell to the Selling Stockholder under the Purchase Agreement.

The issuance, if any, of shares of our common stock to the Selling Stockholder pursuant to the Purchase Agreement would not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders would be diluted. Although the number of shares of our common stock that our existing stockholders own would not decrease as a result of sales, if any, under the Purchase Agreement, the shares of our common stock owned by our existing stockholders would represent a smaller percentage of our total outstanding shares of our common stock after any such issuance.

10

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Stockholder. All of the common stock offered by the Selling Stockholder pursuant to this prospectus will be sold by the Selling Stockholder for its own account. We will not receive any of the proceeds from these sales. We may receive up to $10,000,000 aggregate of gross proceeds under the Purchase Agreement from any sales we make to the Selling Stockholder pursuant to the Purchase Agreement. See “Plan of Distribution” elsewhere in this prospectus for more information.

Under an agreement with our lender, we are required to apply 50% of proceeds of any sales to the Selling Shareholder to the payment of existing secured indebtedness and we expect to use any additional proceeds that we receive from sales, if any, under the Purchase Agreement, for working capital and general corporate purposes, including the repayment of debt. The amounts and timing of these expenditures will depend on a number of factors, such as the timing and progress of our research and development efforts, regulatory actions affecting our business, technological advances and the competitive environment for our products. As of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive. Accordingly, we will retain broad discretion over the use of these proceeds. Pending our use of the net proceeds as described above, we intend to invest the net proceeds pursuant to the Purchase Agreement in interest-bearing, investment-grade instruments.

DIVIDEND POLICY

We have not paid any cash dividends on our common stock to date. We may retain future earnings, if any, for future operations, and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of our Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of future outstanding indebtedness we or our subsidiaries incur. We do not anticipate declaring any cash dividends in the foreseeable future.

11

DILUTION

The sale of our common stock to the Selling Stockholder pursuant to the Purchase Agreement will have a dilutive impact on our stockholders. In addition, the lower our stock price is at the time we exercise our right to sell shares to the Selling Stockholder, the more shares of our common stock we will have to issue to the Selling Stockholder pursuant to the Purchase Agreement, as a result of which our existing stockholders would experience greater dilution.

Our net tangible book value represents total tangible assets less total liabilities divided by the number of shares of common stock outstanding on September 30, 2025. As of September 30, 2025, we had a net tangible book value of $(25,453,625) or $(5.17) per share of common stock.

After giving effect to the assumed sale of 1,731,509 shares of our common stock to the Selling Stockholder pursuant to the Purchase Agreement at an assumed sale price of $0.026 per share of our common stock (which is the closing price of our common stock on OTCID on the date of the Purchase Agreement), and after deducting estimated offering expenses payable by us, our as-adjusted net tangible book value as of September 30, 2025 would have been approximately $(25,408,516), or $(3.81) per share. This represents an immediate increase in net tangible book value of $1.36 per share to existing stockholders and an immediate dilution of $(3.81) per share to new investors.

The following table illustrates this dilution on a per share basis:

Assumed offering price per share	$0.026
Historical net tangible book value per share of common stock at September 30, 2025	$(5.17)
Increase in net tangible book value per share of common stock attributable to this offering	$1.36
As adjusted net tangible book value per share of common stock after this offering	$(3.81)
Dilution per share of common stock to new investors	$(1.36)

The table above assumes for illustrative purposes that an aggregate of 1,731,509 shares of our common stock are sold at a price of $026 per share (which is the closing price of our common stock on Nasdaq on the date immediately prior to the date of the Purchase Agreement), for aggregate gross proceeds of approximately $45,019. The shares sold in this offering, if any, will be sold from time to time at various prices.

To the extent that additional shares are issued pursuant to the foregoing, investors purchasing our common stock in this offering will experience further dilution. In addition, we may offer other securities in other offerings due to market conditions or strategic considerations. To the extent we issue such securities, investors may experience further dilution.

12

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with the audited consolidated financial statements and related notes, the unaudited condensed consolidated financial statements and related notes, and other financial information included elsewhere in this prospectus. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this prospectus

The following discussion should be read in conjunction with our condensed consolidated unaudited financial statements and notes to our unaudited financial statements included elsewhere in this report. This discussion contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors discussed elsewhere in this report.

Overview

Based on our diversified expertise in manufacturing, marketing, distribution, and technology services in a wide variety of consumer products, including tobacco products, medical devices, and beverages, around the world, we have an innovative and consumer-focused approach to brand portfolio management, resting on a strong understanding of consumers domestically, and we have established a footprint in more than 50 key, international markets.

Since 2021, we continue under our 2019 five-year manufacturing and distribution agreement with an unrelated party to manufacture, distribute, and sell condoms, electronic tobacco products, cigars, energy drinks, water beverages, and related merchandise, all using the HUSTLER® brand name.

Results of Operations

Comparison of Years Ended December 31, 2024 and 2023

Sales and Cost of Sales

We had revenues of $1,296,796 and $1,616,148 during the years ended December 31, 2024 and 2023, respectively, a decrease of $319,352 or 19.8%. We had cost of sales of $458,158 and $609,651, respectively, for gross profit of $838,638 and $1,006,497, respectively. Revenues are derived from the design, manufacture, and delivery of certain licensed products in accordance with our GloBrands-HUSTLER® distribution agreement. We had higher revenue in the prior period due to additional income from the licensing of novelties in an international territory.

Operating Expenses

During the year ended December 31, 2024 and 2023, employee costs were $515,807 and $511,519 respectively, an increase of only $4,288 or 0.8%.

During the year ended December 31, 2024 and 2023, selling, general, and administrative expenses were $873,570 and $509,895, respectively, an increase of $363,675 or 71.3%. The increase in operating expenses year over year is the result of additional marketing expense to launch product on detail chains.

Other Income and Expense

For the year ended December 31, 2024, we had total other expense of $1,996,615. This consisted of $790,589 of interest expense, an impairment loss on out investment of $52,000 and a loss of $1,161,498 on derivative valuation. We also had other income of $250 and a gain on the disposal of property of $7,222.

For the year ended December 31, 2023, we had total other expense of $536,782. This consisted of interest expense of $768,899, a loss on the fair value of derivative liabilities of $292,100, a gain on settlement of debt of $194,709, a gain on forgiveness of debt of $328,384 and other income of $1,124.

13

As a result of the foregoing, we had a net loss from continuing operations of $2,547,354 as compared to $551,699 in the prior year.

For the year ended December 31, 2024, we recognized a loss from discontinued operations of $153,886 due to interest expense.

For the year ended December 31, 2023, we recognized a gain from discontinued operations of $20,831,526 due to the extinguishment of time barred debt.

Liquidity and Capital Resources

We have had a history of losses from operations, as our expenses have been greater than our revenue. Our accumulated deficit is approximately $61.6 million at December 31, 2024.

Operating Activities

During the year ended December 31, 2024, operations used $46,354 of net cash, comprised of a loss from discontinued operations of $153,886, noncash items totaling $1,310,404 consisting primarily of losses recognized from the changes in fair values of derivative liabilities and debt discount amortization. Changes in working capital totaled $1,122,020.

During the year ended December 31, 2023, operations used $72,607 of net cash, comprised of a loss from continuing operations of $551,699, noncash items totaling $20,948,388 consisting primarily of losses recognized from the changes in fair values of derivative liabilities, debt discount amortization and a gain of $20,831,526 from discontinued operations. Changes in working capital totaled $587,421.

During the year ended December 31, 2024, we were provided with $15,400 of net cash from the sale of an automobile.

During the year ended December 31, 2024, we were provided $30,954 of net cash in financing activities mainly comprised of repayments on related-party loans that totaled $61,336 and proceeds from related-party loans of $61,906.

During the year ended December 31, 2023, we were provided approximately $63,000 of net cash in financing activities mainly comprised of repayments on related-party loans that totaled $47,478 and proceeds from related-party loans of $114,600.

Our Capital Resources and Anticipated Requirements

Our monthly operating costs are approximately $35,000 per month, excluding approximately $50,000 of accruing interest expense and capital expenditures. We continue to focus on generating revenue and reducing our monthly business expenses through cost reductions and operational streamlining. We have only recently begun to generate enough cash to sustain our day-to-day operations, and we expect to access external capital resources in the future to fund any new projects we may undertake. We cannot assure that we will be successful in obtaining such capital.

If we seek infusions of capital from investors, it is unlikely that we will be able to obtain additional debt financing. If we did incur additional debt, we would be required to devote additional cash flow to servicing the debt and securing the debt with assets.

Our issuance of additional shares for equity or for conversion of debt could dilute the value of our common stock and existing stockholders’ positions.

Convertible Debentures and Notes Payable

We currently have an outstanding amended, restated, and consolidated secured convertible debenture with Tekfine, LLC, an unrelated entity, with a maturity date of April 30, 2027, to the extent not previously converted. The amended debenture has a total outstanding principal balance of $2.4 million, with accrued interest of $2 million as of December 31, 2024. We also have four additional convertible debentures with Tekfine with maturity dates ranging from February 28, 2022, until May 30, 2022, totaling $275,000, unless earlier converted. The convertible debentures and accrued interest are convertible into shares of our common stock at the lower of $100 or $0.10 (depending on the instrument) or the lowest bid price for the 20 trading days prior to conversion.

14

We have received advances from related parties totaling $61,906 and $114,600 during the years ended December 31, 2024 and 2023, respectively, as well as making repayments on related-party loans of $61,336 and $47,478 during the years ended December 31, 2024 and 2023, respectively.

Results of Operations for the Three Months Ended September 30, 2025, compared to the Three Months Ended September 30, 2024

Sales and Cost of Sales

During the three months ended September 30, 2025 and 2024, we had net sales of $448,492 and $256,070, respectively, an increase of $192,422 or 75.1%. We had cost of sales of $270,666 and $130,072, respectively, and gross profit of $177,826 and $125,998, respectively. Revenues are derived from the design, manufacture, and delivery of certain licensed products in accordance with our GloBrands-HUSTLER® distribution agreement. We had higher revenue in the current period due to higher sales in our vapor product line where sales picked up in the last three months ended September 30, 2025.

Operating Expenses

During the three months ended September 30, 2025 and 2024, employee costs were $142,869 and $129,743 respectively, an increase of $13,126 or 10.1%.

During the three months ended September 30, 2025 and 2024, selling, general, and administrative expenses (“S,G&A”) were $201,461 and $218,480, respectively, a decrease of $17,019 or 7.8%. The decrease in S,G&A expenses period over period was the result of a reduction in spending on marketing and promotions.

Other Expense

Total other expense during the three months ended September 30, 2025 was $239,704 compared to $639,047 the prior period. In the current period we had $206,458 of interest expense, a loss of $38,936 on derivative valuation and a gain on forgiveness of debt of $5,690. In the prior period we had $190,399 of interest expense, a loss of $448,898 on derivative valuation and other income of $250.

Net Loss

Our net loss from continuing operations for the three months ended September 30, 2025, was $406,208 compared to $861,272 for the three months ended September 30, 2024, a decrease to our net loss of $455,064. Our net loss decreased in the current period due to the reasons discussed above.

Results of Operations for the Nine Months Ended September 30, 2025, Compared to the Nine Months Ended September 30, 2024

Sales and Cost of Sales

During the nine months ended September 30, 2025 and 2024, we had net sales of $1,077,743 and $1,075,952, respectively, an increase of only $1,791 or .2%. We had cost of sales of $544,681 and $456,533, respectively, and gross profit of $533,062 and $619,419, respectively. Revenues are derived from the design, manufacture, and delivery of certain licensed products in accordance with our GloBrands-HUSTLER® distribution agreement. We had higher revenue in the current period due to higher sales in our vapor product line where sales picked up in the last three months ended September 30, 2025.

15

Operating Expenses

During the nine months ended September 30, 2025 and 2024, employee costs were $394,323 and $380,645 respectively, an increase of $13,678 or 3.6%.

During the nine months ended September 30, 2025 and 2024, selling, S,G&A expenses were $541,774 and $601,714, respectively, a decrease of $59,940 or 10%. The decrease in S,G&A expense period over period was the result of a reduction in spending on marketing and promotions.

Other Expense

Total other expense during the nine months ended September 30, 2025 was $645,257 compared to $1,336,006 for the prior period. In the current period we had $612,219 of interest expense, a loss of $34,552 on derivative valuation, a gain on forgiveness of debt of $10,831 and other income of $6. In the prior period we had $561,099 of interest expense, a loss of $775,157 on derivative valuation and other income of $250.

Net Loss

Our net loss from continuing operations for the nine months ended September 30, 2025, was $1,048,292 compared to $1,698,946 for the nine months ended September 30, 2024, a decrease to our net loss of $650,654. Our net loss decreased in the current period due to the reasons discussed above.

Liquidity and Capital Resources

We have had a history of losses from operations, as our expenses have been greater than our revenue. Our accumulated deficit was approximately $62.8 million at September 30, 2025. As of September 30, 2025, we had current assets of $1.6 million and current liabilities of approximately $24.5 million, resulting in a working capital deficit of approximately $22.9 million at September 30, 2025.

Operating Activities

During the nine months ended September 30, 2025, operations used $1,031,790 of net cash, comprised of a loss of $1,138,064, noncash items totaling $218,680 consisting primarily of a gain recognized from the changes in fair values of derivative liabilities and debt discount amortization, and changes in working capital totaling $112,406. During the nine months ended September 30, 2024, operations used $8,434 of net cash, comprised of a loss of $1,814,150, noncash items totaling $967,890 consisting primarily of losses recognized from the changes in fair values of derivative liabilities and debt discount amortization, and changes in working capital totaling $837,826.

Financing Activities

During the nine months ended September 30, 2025, financing activities provided $1,051,064 of cash, compared to $8,434 of cash provided during the nine months ended September 30, 2024. Cash provided in financing consisted mostly of related party loans.

Our Capital Resources and Anticipated Requirements

Our monthly operating costs are approximately $35,000 per month, excluding approximately $50,000 of accruing interest expense and capital expenditures. We continue to focus on generating revenue and reducing our monthly business expenses through cost reductions and operational streamlining. We have only recently begun to generate enough cash to sustain our day-to-day operations, and we expect to access external capital resources in the future to fund any new projects we may undertake. We cannot assure that we will be successful in obtaining such capital.

If we seek infusions of capital from investors, it is unlikely that we will be able to obtain additional debt financing. If we did incur additional debt, we would be required to devote additional cash flow to servicing the debt and securing the debt with assets.

Our issuance of additional shares for equity or for conversion of debt could dilute the value of our common stock and existing stockholders’ positions.

16

Convertible Debentures and Note Payable

We currently have an outstanding amended, restated, and consolidated secured convertible debenture with Tekfine, LLC, an unrelated entity, with a maturity date of April 30, 2027, to the extent not previously converted. The amended debenture had a total outstanding principal balance of $2.4 million, with accrued interest of $2 million as of September 30, 2025. We also have four additional convertible debentures with Tekfine with maturity dates ranging from December 8, 2022, until December 30, 2022, totaling $275,000, unless earlier converted. The convertible debentures and accrued interest are convertible into shares of our common stock at the lower of $100 or $0.10 (depending on the instrument) or the lowest bid price for the 20 trading days prior to conversion.

As of September 30, 2025, there is $21,882 of short-term advances due to related parties. The advances are due on demand and included in current liabilities. No demand for payment has been made.

This prospectus relates to an ELOC for up to $10,000,000, half of any proceeds therefrom will be paid to and applied to our indebtedness to Tekfine.

Going Concern

These interim unaudited financial statements have been prepared on the going concern basis, which assumes that adequate sources of financing will be obtained as required and that our assets will be realized and liabilities settled in the ordinary course of business. Accordingly, the interim unaudited financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we not be unable to continue as a going concern.

Critical Accounting Policies

The Company considers its accounting for the fair value of financial instruments, revenue recognition, accounts receivable, allowance for doubtful accounts and inventory among its critical accounting policies. The Company maintains an allowance for doubtful accounts to reflect management’s estimate of the amount of receivables that will not be collected. This estimate is considered a critical accounting estimate due to the subjectivity involved in evaluating the collectability of accounts receivable. The fair value measurement of derivative instruments is also one of our critical accounting estimates due to the complexity and subjectivity involved. These estimates often require the use of valuation models that rely on unobservable inputs. Refer to Note 2 of our financial statements contained elsewhere in this Form prospectus for a more detail description of each, and a summary of all our critical accounting policies and recently adopted and issued accounting standards.

17

OUR BUSINESS

Introduction

Based on our diversified expertise in manufacturing, marketing, distribution, and technology services in a wide variety of consumer products, including tobacco products, medical devices, and beverages, around the world, we have an innovative and consumer-focused approach to brand portfolio management, resting on a strong understanding of consumers domestically, and we have established a footprint in more than 50 key, international markets.

References to “us,” “we,” “our,” and correlative terms refer to CirTran Corporation and our three subsidiaries, LBC Products, Inc., CirTran Products Corp., and CirTran - Asia, Inc., through which we conduct our activities.

Principal Activities

HUSTLER®-branded Products

In 2020, we completed phase one and two of our development of several HUSTLER®-branded products and launched our efforts to manufacture, distribute, and sell condoms, electronic cigarettes, electronic cigars, cigars, hookahs, hookah tobacco, energy drinks, water beverages, and related merchandise, all using the HUSTLER® trademark. We conduct these activities through our wholly owned subsidiary, LBC Products, Inc. (“LBC”), under a December 30, 2019, Exclusive Manufacturing and Distribution Agreement with GloBrands, LLC (“GloBrands). GloBrands is an unaffiliated licensee to market certain products bearing the HUSTLER® trademark.

The Flynt/HUSTLER® organization, a privately held 45-year-old global empire founded by Larry Flynt, operates under the HUSTLER® brand, including Larry Flynt’s HUSTLER® Clubs in 14 locations worldwide, HUSTLER® Hollywood adult retail stores in 60 locations, the luxurious HUSTLER® Casino and Larry Flynt’s Lucky Lady Casino in California, broadcasting outlets serving over 55 countries, and DVD distribution. Larry Flynt’s HUSTLER® Club, located at the south end of The Las Vegas Strip, consists of an approximately 70,000-square-foot gentlemen’s club above a similarly sized retail store that sells erotic clothing, toys, and associated merchandise. Our HUSTLER®-branded products are also distributed in outlets operated by HUSTLER®’s affiliated Deja Vu organization, which operates approximately 200 gentlemen’s clubs and adjacent adult retail stores in major metropolitan cities across the United States and several foreign countries, including the United Kingdom, Australia, France, Canada, and Mexico.

In undertaking this new product manufacturing and distribution opportunity, we have taken advantage of our distribution and manufacturing relationships established in several global locations during the last 20 years.

We continue our efforts to:

●	develop product manufacturing relationships with various foreign and domestic suppliers, including:

	○	obtaining, sometimes at our cost and for our exclusive benefit, tobacco import regulatory licenses;

	○	designing product logos and labeling;

	○	obtaining regulatory approval for our HUSTLER®-brand product labeling where required;

	○	securing, at our cost and for our exclusive benefit, necessary FDA 510(k) approval for condom manufacturing;

	○	developing and refining regular and sugar-free energy drink and water assorted flavorings and formulations;

●	create samples, wholesale and point-of-sale displays, catalogs, and related merchandising materials;

●	develop digital and hard copy media support, website, product spokesperson content, direct television commercials, print, and miscellaneous media;

18

●	establish, through our marketing and distribution relationships, distribution and delivery channels, inventory management, and related logistics;

●	lease Las Vegas facilities to house our offices, showroom, and warehouse;

●	assemble a team of contract consultants and support staff to expand into full operations when our business development progresses; and

●	design data gathering, reporting, and analytical systems to support product and market development and refinement to respond to changing dynamics.

Our GloBrands Manufacturing and Distribution Agreement

Our December 2019 Exclusive Manufacturing and Distribution Agreement with GloBrands grants to us the exclusive right to manufacture, distribute, and sell specified products, including the authority to deal directly with distribution chain participants and to collect all product payments. We are authorized to retain from the collected sales proceeds an amount equal to 120% of our cost of goods sold, plus 10% of gross sales of the covered products. GloBrands reimburses us 105% of certain of our media placement expenses. Our GloBrands’ agreement term extends through November 30, 2024, subject to earlier termination by either party following 60 days’ notice of uncured material default.

Our agreement with GloBrands is subject in all respects to its rights as licensee under its licensing agreements with the Flynt/HUSTLER® organization to use the HUSTLER® brand name. The Flynt/HUSTLER® organization has approved our manufacturing and distribution arrangement. GloBrands is obligated to fully and timely perform and observe all terms, covenants, and conditions of the three underlying licenses between it and the Flynt/Hustler organization, including the payment of required minimum and actual royalties to the Flynt/HUSTLER® organization. Further, GloBrands cannot amend the license agreements or waive or release any material right under the underlying Flynt/HUSTLER® licenses. Under the Exclusive Manufacturing and Distribution Agreement, we transmit royalty payments on GloBrands’ behalf directly to the Flynt/HUSTLER® organization.

We have a limited license to use the HUSTLER® brand name for the exclusive purposes of fulfilling our obligations under the Exclusive Manufacturing and Distribution Agreement.

GloBrands’ License to Use the HUSTLER® Brand Name

Our Exclusive Manufacturing and Distribution Agreement with GloBrands implements its three separate product licenses with the Flynt/HUSTLER organization covering three branded products or product groups (condoms, energy drinks and waters, and natural leaf small cigars and premium cigars, electronic cigarettes/cigars, hookahs, and hookah tobacco), with minimum initial term guaranteed payments. The guaranteed payments are a prepayment of, and are applied to, actual royalties of the gross sales price of products, less freight and returns. The licenses authorize worldwide product distribution through mass retail, drug stores, supermarkets, club stores, direct response, pharmacies casinos/nightclubs, convenience stores, internet sales via licensee’s websites, and miscellaneous other outlets. Each license is automatically renewable for an additional five-year term, subject to adjustment to the amount of the guaranteed payments. All manufacturing, labeling, and marketing materials, samples, and representative products are subject to the prior approval of the Flynt/HUSTLER® organization.

Each license is terminable by the Flynt/HUSTLER® organization if any material default by GloBrands is not cured within 60 days after notice (10 days in the case of nonpayment). We are not entitled to receive a copy of any notice of default.

Business Approach

Our GloBrands-HUSTLER® current activities reflect our commitment and ability to assist our clients in developing their licensed brands and to provide a range of products in various categories for markets globally. We can provide complete product development, manufacturing, and distribution services for a wide range of business sectors. From first concept to design, engineering, prototyping, manufacturing, packaging, marketing, inventory control, distribution, shipping, warranty fulfillment, and customer service.

19

Consumer Product Commercialization—Contract Marketing

In addition to current activities under our GloBrands-HUSTLER® Manufacturing and Distribution Agreement, we are seeking to commercialize one or more consumer products. We identify what we believe to be the need for a product or other demand and then seek a product that may be distributed to address that demand. When we identify a need, but find no suitable available product, we may design our own product for commercialization.

We pursue contract marketing relationships principally in the domestic consumer products markets, such as home and garden, kitchen, health and beauty, toys, and licensed merchandise for television, sports, and other entertainment properties. If we deem it suitable, we may obtain rights from the product owner to manufacture and market a particular product, generally in consideration of the payment of a royalty, sometimes accompanied with an initial fee. Frequently, owners of undeveloped products or product concepts are seeking branding, marketing, manufacturing, order fulfillment, and distribution assistance.

Our commercialization efforts include developing product packaging, branding the product, arranging third-party manufacturing, establishing distribution channels, and arranging order fulfillment. We anticipate that these activities will generally be undertaken by third parties under contract. In some cases, we may brand a product under a license to use a third-party’s recognized name, as we did in the case of the discontinued Playboy-branded energy drink; seek an endorsement from a publicly recognized celebrity, sports figure, or other person; or obtain the rights to use the image, likeness, or logo of a product or a person, such as a well-known celebrity. Licensed merchandise is then sold and marketed in the entertainment and sports franchise industries. We anticipate that these products will be introduced into the market under either one uniform brand name or separate trademarked names that we originate and own or acquire by license.

The contract-manufacturing industry specializes in providing the program management, technical and administrative support, and manufacturing expertise required to take products from the early design and prototype stages through volume production and distribution of a quality product on time and at a competitive cost. This full range of services gives the customer an opportunity to avoid large capital investments in plant, inventory, equipment, and staffing, so that instead, it can concentrate on innovation, design, and marketing. By using our contract-manufacturing services, customers have the ability to improve the return on their investment with greater flexibility in responding to market demands and exploiting new market opportunities. Our efforts will be led by our current chief executive officer and others that we may hire as employees or engage as independent contractors.

In previous years, we found that customers increasingly required contract manufacturers to provide complete turn-key manufacturing and material handling services, rather than working on a consignment basis in which the customer supplies all materials, and the contract manufacturer supplies only labor. Turn-key contracts involve design, manufacturing and engineering support, procurement of all materials, and sophisticated in-circuit and functional testing and distribution. The manufacturing partnership between customers and contract manufacturers involves an increased use of “just-in-time” inventory management techniques that minimize the customer’s investment in component inventories, personnel, and related facilities, thereby reducing its costs.

Based on the trends we have observed in the contract-manufacturing industry, we believe we will benefit from the increased market acceptance of, and reliance upon, the use of manufacturing specialists by many original equipment manufacturers, or OEMs, marketing firms, distributors, and national retailers. We believe the trend towards outsourcing manufacturing will continue. OEMs use manufacturing specialists for many reasons, including reducing the time it takes to bring new products to market, reducing the initial investment required, accessing leading manufacturing technology, gaining the ability to better focus resources in other value-added areas, and improving inventory management and purchasing power. An important element of our strategy is to establish partnerships with major and emerging OEM leaders in diverse segments across our target industries. Due to the costs inherent in supporting customer relationships, we focus on customers with which the opportunity exists to develop long-term business relationships. Our goal is to provide our customers with total manufacturing solutions through third-party providers for both new and more mature products, as well as across product generations—an idea we call “Concept to Consumer.”

20

We have also previously designed, engineered, manufactured, and supplied international electronic consumer products and general merchandise for various marketers, distributors, and retailers selling overseas. We have provided manufacturing services to the direct-response and retail consumer markets. Our experience and expertise enable us to enter a project at various phases: engineering and design; product development and prototyping; tooling; and high-volume manufacturing. Our contacts with Asian suppliers have helped us to maintain our status as an international contract manufacturer for multiple products in a wide variety of industries, which will allow us to target larger-scale contracts.

We have developed markets for several product lines, including medical devices, beverages, tobacco products, fitness and exercise products, household and kitchen products and appliances, and health and beauty aids, some of which are manufactured in China. We anticipate that offshore contract manufacturing will play an increased role moving forward as resources become available to us.

All marketing costs are reimbursed by the entity the Company licenses its products from. Any expense attributed to the Company in negligible.

Sales and Marketing

We review opportunities to identify products that we may market through current sales channels. We also seek new paths to deliver products and services directly to end users and are pursuing strategic and reciprocal relationships with retail distribution firms whereby they would act as our retail distribution arm and we would act as their manufacturing arm, with each party giving the other priority and first opportunity to work on the other’s products.

We believe there may be a significant marketing advantage related to our development and introduction of the suite of products under the HUSTLER® brand that identifies our products and outweighs related costs.

Our contacts in Central America, Thailand, Vietnam, China, and other Asian countries may allow us to increase our manufacturing capacity and output with minimal capital investment required. By using various subcontractors, we may leverage our upfront payments for inventories and tooling to control costs and receive benefits from economies of scale in Asian manufacturing facilities.

Typically, we may be required to prepay a portion of the purchase order price for materials. In exchange for financial commitments, we may receive dedicated manufacturing responsiveness and eliminate the costly expense associated with capitalizing completely proprietary facilities. For example, we previously expanded our manufacturing capabilities for our beverage division outside the United States to accommodate international customers by contracting with manufacturers in Hungary, The Netherlands, South Africa, and India. This is also the case moving forward with the current branded products manufactured and distributed for GloBrands.

During a typical contract manufacturing sales process, a customer provides us with specifications for the product it wants, and we develop a bid price for manufacturing a minimum quantity that includes manufacture engineering, parts, labor, testing, and shipping. If the bid is accepted, the customer is required to purchase an agreed minimum quantity, and additional product is sold through purchase orders issued under the original contract. Special engineering services are provided at either an hourly rate or a fixed contract price for a specified task.

Competition

As we seek to develop and introduce new private label or similarly branded proprietary products, we may be dependent on our ability to acquire licensing rights with established, broadly recognized brand names, which are typically owned by large, international firms that carefully guard their name’s integrity and reputation. We have little market position or operating history to support our efforts to develop exclusive marketing relationships. On the contrary, we may be adversely affected by the history of our relationship with Playboy Enterprises, Inc., in distributing its private label Playboy nonalcoholic energy drink.

Competition in our targeted markets is based on manufacturing technology, merchandise quality, responsiveness, the provision of value-added services, and price. To be competitive, we must provide technologically advanced manufacturing services, maintain quality levels, offer flexible delivery schedules, and deliver finished products on a reliable basis and for a favorable price.

The manufacturing services industry is large and diverse and serviced by many companies, including several that have achieved significant market share. We will compete with different companies depending on the type of service or geographic area. Certain of our competitors may have greater manufacturing, financial, research and development, and marketing resources than we have.

We will also face competition from current and prospective customers that evaluate our capabilities against the merits of manufacturing products internally.

21

Regulation

We or the products we sell are subject to typical federal, state, and local regulations and laws governing the operations of manufacturing facilities, including environmental disposal, storage, and discharge regulations and laws; employee safety laws and regulations; and labor practices laws and regulations. We and the firms that manufacture the products that we market and distribute typically require compliance with applicable good manufacturing procedures, including FDA 510(k) certification for medical devices such as condoms. We coordinate those efforts and, when we bear the related costs, hold the exclusive rights under those regulatory clearances. We are primarily responsible for complying with importing and interstate shipping licenses, registrations, reporting, and related excise tax payments for tobacco products we handle.

We generally are not required under current laws and regulations to obtain or maintain any specialized or agency-specific other licenses, permits, or authorizations to conduct our manufacturing services, but we must obtain licenses to sell tobacco products in all states. We believe we are in substantial compliance with all relevant regulations applicable to our business and operations. All international sales permits are the responsibility of the local distributors, which are required to obtain all local licenses and permits.

Employees

As of June 30, 2025, we had four full-time employees, including our officers and directors, and twenty-three part-time contract workers. We now rely on part-time and contract workers, independent contractors, and consultants to meet our needs while minimizing fixed overhead. We expect to continue to rely on this strategy in the future as our increasing activities required more personnel.

Cybersecurity Risk Management and Strategy

We have developed and maintain a cybersecurity risk management methodology intended to protect the confidentiality, integrity, and availability of our critical systems and information. Our cybersecurity risk management methodology is integrated into our overall enterprise risk management, and shares common methodologies, reporting channels and governance processes that apply across the Company to other legal, compliance, strategic, operational, and financial risk areas. As part of our overall risk management processes and procedures, we have instituted a cybersecurity awareness designed to identify, assess and manage material risks from cybersecurity threats, including by engaging a third-party cybersecurity service provider, which communicates directly with our management and compliance personnel. The cyber risk management methodology involves risk assessments, implementation of security measures and ongoing monitoring of systems and networks, including networks on which we rely. Through our cybersecurity awareness, the current threat landscape is actively monitored in an effort to identify material risks arising from new and evolving cybersecurity threats. We may engage external experts, including cybersecurity assessors, consultants and auditors to evaluate cybersecurity measures and risk management processes as needed. We also depend on and engage various third parties, including suppliers, vendors and service providers in connection with our operations. Our risk management, legal, and compliance personnel oversee and identify, including through a third-party cybersecurity service provider, material risks from cybersecurity threats associated with our use of such entities.

We have not identified risks from known cybersecurity threats, including as a result of any prior cybersecurity incidents, that have materially affected us, including our operations, business strategy, results of operations, or financial condition. We face risks from cybersecurity threats that, if realized, are reasonably likely to materially affect us, including our operations, business strategy, results of operations, or financial condition.

Cybersecurity Governance

Our Board of Directors oversees our risk management, including our information technology and cybersecurity policies, procedures, and risk assessments. Management reports to our Board of Directors on information security matters as necessary, regarding any significant cybersecurity incidents, as well as any incidents with lesser impact potential.

One of the key functions of our Board of Directors is informed oversight of our various processes for managing risk. An overall review of risk is inherent in our Board of Directors ongoing consideration of our long-term strategies, transactions and other matters presented to and discussed by the Board of Directors. This includes a discussion of the likelihood and potential magnitude of various risk.

Properties

We sublease a 2,500-square-foot office, showroom, and warehouse in Las Vegas, NV, for $2,500 per month, on a month-to-month basis, from GloBrands. We believe that the facilities described above are generally in good condition, well maintained, and suitable and adequate for our current needs and that, if required, suitable space would be available to us on similar terms.

22

MANAGEMENT

Directors and Executive Officers

The names of our director and executive officers as of December 31, 2024, and their ages, positions, and biographies are set forth below. Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Name	Age	Title	Tenure

Iehab Hawatmeh	58	President, Chief Executive Officer, Chief Financial Officer, Chairman	July 2000 to date
Kathryn Hollinger	74	Director, Controller	August 2011 to date

Iehab J. Hawatmeh

Iehab J. Hawatmeh founded our predecessor company in 1993 and has been our chairman, president, and chief executive officer since July 2000, except for a brief absence during 2017. Mr. Hawatmeh oversees all daily operations, including our technical and sales functions. Mr. Hawatmeh is currently functioning in a dual role as chief financial officer. Before his involvement with our company, Mr. Hawatmeh was the Processing Engineering Manager for Tandy Corporation, Salt Lake City, Utah, overseeing that company’s contract manufacturing printed circuit board assembly division. In addition, he was responsible for developing and implementing Tandy’s facility Quality Control and Processing Plan model. Mr. Hawatmeh earned an MBA from University of Phoenix and a BS in Electrical and Computer Engineering from Brigham Young University.

Kathryn Hollinger

Kathryn Hollinger has been with CirTran since 2000 as our controller, except for a brief period during 2017 in which she also acted as chief executive officer. She has been involved with the day-to-day accounting and finance functions throughout her term with us. Ms. Hollinger studied mathematics and accounting at Northridge University (now Cal. State University Northridge) in California.

Election of Directors and Officers

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the board of directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

Committees of the Board

We currently do not have nominating, compensation, or audit committees or committees performing similar functions and we do not have a written nominating, compensation, or audit committee charter. Our board of directors believes that it is not necessary to have these committees, at this time, because the directors can adequately perform the functions of such committees.

Family Relationships

There are no family relationships among any of our officers or directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons that own more than 10% of a registered class of our equity securities to file with the U.S. Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors, and greater than 10% stockholders are required to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4, and 5 and amendments thereto filed with the U.S. Securities and Exchange Commission for the year ended December 31, 2024, no person that, at any time during the most recent fiscal year, was a director, officer, beneficial owner of more than 10% of any class of our equity securities, or any other person known to be subject to Section 16 of the Exchange Act failed to file, on a timely basis, reports required by Section 16(a) of the Exchange Act, except that two officers failed to report options earned and options that expired during the fiscal year.

Code of Ethics

We expect that all directors, officers, and employees will maintain a high level of integrity in their dealings with us and on our behalf and will act in our best interests. We have adopted a Code of Business Conduct and Ethics that provides principles of conduct and ethics for our directors, officers, and employees. This Code of Ethics is available on our website at www.cirtran.com under “Investor Relations—Corporate Governance.”

Director Independence

The Board has determined that all current members are not independent directors as defined by applicable Securities and Exchange Commission Rules.

23

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for each of our last two completed fiscal years, the dollar value of all cash and noncash compensation earned by any person who was our principal executive officer and each of our three most highly compensated other executive officers or persons who were serving in such capacities during the preceding fiscal year (“Named Executive Officers”):

Name and Principal Position	Year Ended Dec. 31	Salary ($)	Bonus ($)	Stock Award(s) ($)	Option Awards ($)(1)		Non Equity Incentive Plan Compen- sation	Change in Pension Value and Non- Qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)		Total ($)
(a)	(b)	(c)	(d)	(e)	(f)		(g)	(h)	(i)		(j)

Iehab J. Hawatmeh(1)	2024	345,000	-	-	-		-	-	15,600	(3)	360,600
President, Chief Executive Officer	2023	345,000	-	-	139	(2)	-	-	15,600	(3)	360,739

Kathryn Hollinger(4)	2024	55,000	-	-	-		-	-	5,000	(5)	60,000
	2023	55,000	-	-	46	(2)	-	-	5,000	(5)	60,046

(1)	Mr. Hawatmeh accrued $271,790 and $297,000 of his salary in 2024 and 2023.
(2)	The amount is the fair value of the option awards on the date of grant in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. See note 2 to our consolidated financial statements.
(3)	Includes $12,000 for car allowance for each of 2024 and 2023 and $3,600 and $3,600 for medical insurance premiums for 2024 and 2023.
(4)	Ms. Hollinger’s compensation listed in this table is for her services as our controller.
(5)	Fees accrued as director compensation.

Employment Agreements—Change in Control

We engage Iehab Hawatmeh, our president and chief executive officer, through an employment agreement entered in August 2009 and amended in September 2017, with a salary in an amount and commencement date to be determined. In July 2017, Mr. Hawatmeh resigned all positions with us to pursue other business activities, thereby effectively terminating the agreement. However, in September 2017, we reinstated Mr. Hawatmeh to his previous positions and reinstated his employment agreement. Among other things, the reinstated employment agreement: (a) grants options to purchase a minimum of 6,000 shares of our stock each year, with an exercise price equal to the market price of our common stock as of the grant date, for the maximum term allowed under our stock option plan; (b) provides for health insurance coverage, cell phone, car allowance, life insurance, and director and officer liability insurance, as well as any other bonus approved by our board; (c) includes additional incentive compensation as follows: (i) a quarterly bonus equal to 5% of our earnings before interest, taxes, depreciation and amortization for the applicable quarter; (ii) bonuses equal to 1% of the net purchase price of any acquisitions we complete that are directly generated and arranged by Mr. Hawatmeh; and (iii) an annual bonus (payable quarterly) equal to 1% of our gross sales of all products, net of returns and allowances. All cash amounts payable to Mr. Hawatmeh more than an aggregate of $120,000 per year are accrued and will not be paid until the secured convertible debenture is paid or converted to common stock.

24

Pursuant to the employment agreement, Mr. Hawatmeh’s employment may be terminated for cause, or upon death or disability, in which event we are required to pay him any unpaid base salary and unpaid earned bonuses. In the event that Mr. Hawatmeh is terminated without cause, we are required to pay to him: (i) within 30 days following such termination, any benefit, incentive, or equity plan, program, or practice paid when such would have been paid to him if employed (the “Accrued Obligations”); (ii) within 30 days following such termination (or on the earliest later date as may be required by Internal Revenue Code Section 409A to the extent applicable), a lump sum equal to 30 months’ annual base salary; (iii) bonuses owing for the two-year period after the date of termination (net of any bonus amounts paid as Accrued Obligations) based on actual results for the applicable quarters and fiscal years; and (iv) within 12 months following such termination (or on the earliest later date as may be required by Internal Revenue Code Section 409A to the extent applicable), a lump sum equal to 30 months’ annual base salary; provided that if Mr. Hawatmeh is terminated without cause in contemplation of, or within one year, after a change in control, then two times his annual base salary and bonus payment amounts.

During the years ended December 31, 2024 and 2023, we accrued 0 and 6,000 stock options, respectively, relating to this employment agreement. The fair market value of the options issued during the years ended December 31, 2023 awas $139.

Outstanding Equity Awards

The following table summarizes information regarding unexercised options, stock that has not vested, and equity incentive plan awards owned by the Named Executive Officers as of the date of this prospectus:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexer- cisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexer- cised Unearned Options(#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)

Iehab Hawatmeh	—	6,000	—	0.01	01/06/25	—	—	—	—
Kathryn Hollinger	—	2,000	—	0.01	01/06/25	—	—	—	—
Iehab Hawatmeh	—	6,000	—	0.01	01/06/26	—	—	—	—
Kathryn Hollinger	—	2,000	—	0.01	01/06/26	—	—	—	—
Iehab Hawatmeh	—	6,000	—	0.01	01/03/27	—	—	—	—
Kathryn Hollinger	—	2,000	—	0.01	01/03/27	—	—	—	—
Iehab Hawatmeh	—	6,000	—	0.01	01/03/28	—	—	—	—
Kathryn Hollinger	—	2,000	—	0.01	01/03/28	—	—	—	—

Director Compensation

Except for Iehab Hawatmeh, who is also our chief executive officer, we pay our directors $5,000 per year to serve on our board.

25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information, as of the date of this prospectus, respecting the beneficial ownership of our outstanding common stock by: (i) any holder of more than 5%; (ii) each of the Named Executive Officers (defined as any person who was principal executive officer during the preceding fiscal year and each other highest compensated executive officers earning more than $100,000 during the last fiscal year) and directors; and (iii) our directors and Named Executive Officers as a group, based on 4,945,417 shares of common stock outstanding.

Name of Person or Group(1)	Nature of Ownership	Amount	Percent

Directors:

Iehab J. Hawatmeh	Common stock	211,554	4.3
	Options(2)	24,000	*
		235,554	4.7

Kathryn Hollinger	Common stock	26,003	*
	Options(3)	8,000	*
		36,003	*

All Executive Officers and Directors as a Group (2 persons):	Common stock	237,557	4.8
	Options(2)(3)	32,000	*
	Total	269,557	5.4

*	Less than one percent.

(1)	Address for all stockholders is 6360 S Pecos Road, Suite 8, Las Vegas, NV 89120.

(2)	Includes options to purchase shares that have been accrued for services provided during the preceding fiscal years and that have not expired. These options can be exercised any time at exercise prices ranging from $0.10 to $0.01 per share.

(3)	Includes options to purchase shares that have been accrued for services provided the preceding fiscal years and that have not expired. These options can be exercised any time at exercise prices ranging from $0.10 to $0.01 per share.

The persons named in the above table have sole voting and dispositive power respecting all shares beneficially owned, subject to community property laws where applicable. Beneficial ownership is determined according to the rules of the U.S. Securities and Exchange Commission, and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power over that security. Each director, officer, or 5% or more stockholder has furnished the information respecting beneficial ownership.

Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household. This includes any shares such person has the right to acquire within 60 days.

Related-Party Transactions

In 2007, we issued a 10% promissory note to a family member of our president in exchange for $300,000. The note was due on demand after May 2008. There were no repayments made during the periods presented. At December 31, 2024, the principal amount owing on the note was $151,833. No demand for payment has been made.

On March 31, 2008, we issued to this same family member, along with two other company shareholders, promissory notes totaling $315,000 ($105,000 each). These notes accrue interest at 12% per annum and are due on demand. We made no payments towards the outstanding notes during 2023 and 2024. The principal balance owing on the notes as of December 31, 2024, of $72,466 is included in liabilities from discontinued operations.

As of December 31, 2024 and 2023, we owed our president a total of $433,379 and $433,379, respectively, in unsecured advances. The advances and short-term bridge loans were approved by our board of directors under a 5% borrowing fee. The borrowing fees were waived by our president on these loans. These amounts are included in our liabilities from discontinued operations.

As of December 31, 2024, the Company owes the CEO $7,059 for short term advances to the Company. The advances are non-interest bearing and due on demand.

During the years ended December 31, 2024 and 2023, we had a net decrease in deposits with a related-party inventory supplier totaling $223,774 and $193,222, respectively. The related party is an entity controlled by our chief executive officer. All transactions were at a 2% markup over the related-party’s cost paid for inventory in arm’s-length transactions. Total inventory purchases from the related party were $1,168,930 and $837,618 during the periods ended December 31, 2024 and 2023, respectively.

26

SELLING STOCKHOLDER

This prospectus relates to the offer and sale by the Selling Stockholder of up to 1,731,509 shares of common stock that may be issued by us to the Selling Stockholder under the Purchase Agreement. For additional information regarding the shares of common stock being offered by this prospectus, see the section entitled “Committed Equity Financing” above. We are registering the shares of common stock being offered by this prospectus pursuant to the provisions of the Purchase Agreement we entered into with the Selling Stockholder on December 19, 2025 in order to permit the Selling Stockholder to offer such shares for resale from time to time. Except for the transactions contemplated by the Purchase Agreement, and as set forth in the section entitled “Plan of Distribution” in this prospectus, the Selling Stockholder has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Stockholder” means YA II PN, Ltd., a Cayman Islands exempt limited partnership, and the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of the Selling Stockholder’s interest in the common stock other than through a public sale.

The table below presents information regarding the Selling Stockholder and the shares of common stock that may be resold by the Selling Stockholder from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects holdings as of the date of this prospectus. The number of shares in the column entitled “Maximum Number of Shares of Common Stock to be Offered” represents all of the shares of common stock being offered for resale by the Selling Stockholder under this prospectus. The Selling Stockholder may sell some, all, or none of the shares being offered for resale in this offering. We do not know how long the Selling Stockholder will hold the shares before selling them, and we are not aware of any existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares of our common stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act and includes shares of common stock with respect to which the Selling Stockholder has sole or shared voting and investment power. The percentage of shares of common stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 4,945,417 shares of our common stock outstanding on the date of this prospectus. Because the purchase price to be paid by the Selling Stockholders for shares of common stock, if any, that we may elect to sell to the Selling Stockholder in one or more Advances from time to time under the Purchase Agreement will be determined on the applicable Advance Dates for such Advances, the actual number of shares of common stock that we may sell to the Selling Stockholder under the Purchase Agreement may be fewer than the number of shares being offered for resale under this prospectus. The fourth column in the table below assumes the resale by the Selling Stockholder of all of the shares of common stock being offered for resale pursuant to this prospectus.

We have determined beneficial ownership in accordance with the rules of the SEC. The Selling Stockholder does not currently own any of our shares. The Purchase Agreement prohibits our issuing any common stock to the Selling Stockholder when the issuance of that stock would cause the Selling Stockholder’s beneficial ownership of our common stock to exceed the 4.99% Ownership Limitation. The Selling Stockholder, YA II PN, Ltd., is a fund managed by Yorkville Advisors Global, LP (“Yorkville LP”). Yorkville Advisors Global II, LLC (“Yorkville LLC”) is the General Partner of Yorkville LP. All investment decisions for YA II PN, Ltd. are made by Yorkville LLC’s President and Managing Member, Mr. Mark Angelo. The business address of the Selling Stockholder, Yorkville LP and Yorkville LLC is 1012 Springfield Avenue, Mountainside, New Jersey 07092.

27

DESCRIPTION OF OUR SECURITIES

The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our Certificate of Incorporation, our Bylaws and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you read each of our Certificate of Incorporation, our Bylaws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Stock

Our Certificate of Incorporation, as amended, authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value per share, As of The date of this prospectus, there were 4,945,417 shares of common stock outstanding. The outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable. As of such date, there were 56 holders of record of our common stock. Because many of our shares of common stock are held by brokers and other nominees on behalf of stockholders, the number of record holders of our common stock is not indicative of the total number of stockholders.

Common Stock

Voting Power

Each holder of common stock is entitled to one vote per share, except in the case of election of our directors.

Dividends

Holders of common stock will be entitled to receive such dividends, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on common stock unless the shares of common stock at the time outstanding are treated equally and identically. We have not paid any cash dividends to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of future outstanding indebtedness we or our subsidiaries incur.

Liquidation, Dissolution and Winding Up

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, the holders of the common stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of any preferred stock have been satisfied.

Preemptive or Other Rights

Our stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to common stock.

Election of Directors

At an election of directors of the Company, each holder of stock or any class or classes or of a series thereof shall be entitled to as many votes as shall equal the number of votes which such holder would be entitled to cast for the election of directors with respect to such holder’s shares of stock multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single director or may distribute them among the number of directors to be voted for, or for any two or more of them as such holder sees fit.

Preferred Stock

Our Certificate of Incorporation does not authorize the issuance of preferred stock.

28

Limitation on Liability and Indemnification of Directors and Officers

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our articles of incorporation provide the personal liability of our directors is eliminated to the fullest extent permitted under the NRS.

Section 78.7502 of the NRS permits a Nevada corporation to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses.

Discretionary indemnification pursuant to Section 78.7502 may be made as authorized upon determination that the indemnification is proper under the circumstances. Such determination may be made by (i) the stockholders; (ii) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding; or (iii) independent legal counsel if ordered by a majority of the quorum consisting of directors who were not parties to the action, suit, or proceeding or if a quorum of directors who were not parties to the action, suit, or proceeding cannot be obtained.

Section 78.751 of the NRS requires a Nevada corporation to indemnify its officers and directors to the extent such person is successful on the merits or otherwise in defense of any actual or threatened civil, criminal, administrative, or investigative action, suit, or proceeding or any claim, issue, or matter therein, including an action by or in the right of the corporation, if such person is or was serving as an officer or director of the corporation or, at the request of the corporation, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. Such indemnification shall be for expenses actually and reasonably incurred by the person, including attorney’s fees, in connection with defending any such action, suit, or proceeding.

Unless otherwise restricted by the articles of incorporation, bylaws, or an agreement made by the corporation, Section 78.751 of the NRS provides that a corporation may pay expenses as incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement, including the requirement of mandatory advance payment of expenses.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our bylaws implement the indemnification provisions permitted by Chapter 78 of the NRS by providing that we shall indemnify our directors and officers to the fullest extent permitted by the NRS against expense, liability, and loss reasonably incurred or suffered by them in connection with their service as an officer or director. Our bylaws require the payment of costs and expenses incurred with respect to any proceeding to which a person is made a party as a result of being a director or officer in advance of final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such person is not entitled to indemnification. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Transfer Agent

The transfer agent for our common stock is EQ by Equitini, PO Box 64945,St Paul, MN 55164-0945    and their telephone number is (800) 468-9716Listing of Securities

Our common stock is listed on the OTCID Market under the symbol “CIRX.”

29

PLAN OF DISTRIBUTION

The shares of common stock offered by this prospectus are being offered by the Selling Stockholder. The shares may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. We will not receive any of the proceeds from the sale of the securities by the Selling Stockholder. We may receive up to $10,000,000 aggregate gross proceeds under the Purchase Agreement from any sales we make to the Selling Stockholder pursuant to the Purchase Agreement. The net proceeds from sales, if any, under the Purchase Agreement, will depend on the frequency and prices at which we sell shares of common stock to the Selling Stockholder after the date of this prospectus.

The sale of the shares of our common stock offered by this prospectus could be affected in one or more of the following methods:

● ordinary brokers’ transactions;

● transactions involving cross or block trades;

● through brokers, dealers, or underwriters who may act solely as agents;

● ”at the market” into an existing market for our common stock;

● in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

● in privately negotiated transactions; or

● any combination of the foregoing.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

The Selling Stockholder has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our common stock that it may acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then-current market price. Such registered broker-dealer may, in some circumstances (for instance if such registered broker-dealer’s involvement is not limited to receiving commission not in excess of the usual and customary distributors’ or sellers’ commissions), be considered to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholder has informed us that each such broker-dealer may receive commissions from the Selling Stockholder for executing such sales for the Selling Stockholder and, if so, such commissions will not exceed customary brokerage commissions.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our common stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our common stock sold by the Selling Stockholder.

We know of no existing arrangements between the Selling Stockholder or any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus.

30

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement, or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholder, including with respect to any compensation paid or payable by the Selling Stockholder to any brokers, dealers, underwriters, or agents that participate in the distribution of such shares by the Selling Stockholder, and any other related information required to be disclosed under the Securities Act.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our common stock covered by this prospectus by the Selling Stockholder.

We will pay the Selling Stockholder a structuring fee of $10,000 in connection with the structuring and due diligence of the transactions by the Selling Stockholder under the Purchase Agreement. This fee will be paid out of the proceeds of sales to the Selling Stockholder.

We also have agreed to indemnify the Selling Stockholder and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered hereby, including liabilities arising under the Securities Act, or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. The Selling Stockholder has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by the Selling Stockholder specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

The Selling Stockholder has represented to us that at no time prior to the date of the Purchase Agreement has the Selling Stockholder or any entity managed or controlled by the Selling Stockholder engaged in or effected, in any manner whatsoever, directly or indirectly, for its own account or for the account of any of its affiliates, any short sale or any transaction that establishes a net short position with respect to our common stock. The Selling Stockholder has agreed that, during the term of the Purchase Agreement, none of the Selling Stockholder, its officers, its sole member, or any entity managed or controlled by the Selling Stockholder will enter into or effect, directly or indirectly, any of the foregoing transactions for its own account or for the account of any other such person or entity.

We have advised the Selling Stockholder that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the Selling Stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our common stock offered by this prospectus have been sold by the Selling Stockholder.

31

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of material U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock purchased in this offering by a non-U.S. holder (as defined below). This summary does not address all aspects of U.S. federal income tax consequences relating thereto. This summary also does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction, nor under U.S. federal gift, generation-skipping and estate tax laws. In general, a “non-U.S. holder” means a beneficial owner of our common stock (other than an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

● an individual citizen or resident of the United States;

● a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

● an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

● a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Code and regulations, rulings and judicial decisions as of the date hereof. Those authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in tax consequences different from those summarized below. The remainder of this summary assumes that a non-U.S. holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment).This summary does not address all aspects of U.S. federal income tax consequences that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a former citizen or resident of the United States, a foreign pension fund, a financial institution, an insurance company, a tax-exempt organization, a trader, broker or dealer in securities, commodities or currencies, a “controlled foreign corporation,” a “passive foreign investment company,” a partnership or other pass- through entity for U.S. federal income tax purposes (or an investor in such a pass-through entity), a person who acquired shares of our common stock as compensation or otherwise in connection with the performance of services, a person that owns, or is deemed to own, more than 5% of our capital stock (except to the extent specifically set forth below), a person using the accrual method of tax accounting subject to special tax rules under Section 451(b) of the Code, or a person who has acquired shares of our common stock as part of a straddle, hedge, conversion transaction or other integrated investment). We cannot assure you that a change in law will not alter significantly the tax consequences that we describe in this summary.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Such partners and partnerships should consult their tax advisors regarding the tax consequences of the purchase, ownership and disposition of our common stock.

If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of our common stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

32

Distributions

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s common stock, and to the extent the amount of the distribution exceeds the non-U.S. holder’s adjusted tax basis in our common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “—Gain on Disposition of Common Stock”). Any such distribution will also be subject to the discussion below under the headings “Information Reporting and Backup Withholding” and “Additional Withholding Requirements.”

Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base within the United States) are not subject to the withholding tax if the non-U.S. holder provides the applicable withholding agent a properly executed IRS Form W-8ECI certifying under penalty of perjury that the dividends are not subject to withholding because they are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base within the United States). Instead, such dividends are subject to U.S. federal income tax on a net income basis at the graduated U.S. federal income tax rates applicable to a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate for dividends will be required to provide the applicable withholding agent with a properly executed Internal Revenue Service, or the IRS, Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

Subject to the discussion of backup withholding and additional withholding requirements below, any gain realized by a non-U.S. holder on the sale or other disposition of our common stock generally will not be subject to U.S. federal income tax unless:

● the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the non-U.S. holder);

● the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

● we are or have been, at any time during the five-year period preceding such disposition (or the non-U.S. holder’s holding period, if shorter) a “United States real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition at the graduated rates applicable to a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by U.S. source capital losses even though the individual is not considered a resident of the United States.

33

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes. However, because the determination of whether we are a United States real property holding corporation depends on the fair market value of our U.S. real property interests relative to the fair market value of our U.S. and worldwide real property interests plus our other assets used or held for use in a trade or business, there can be no assurance that we will not become a U.S. real property holding corporation in the future. Even if we are or become a United States real property holding corporation, provided that our common stock is regularly traded on an established securities market, within the meaning of applicable Treasury regulations, our common stock will be treated as a U.S. real property interest only with respect to a non-U.S. holder that holds more than 5% of our outstanding common stock, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. In such case, such non-U.S. holder generally will be taxed on its net gain derived from the disposition at the graduated U.S. federal income tax rates applicable to U.S. persons. No assurance can be provided that our common stock will be considered to be regularly traded on an established securities market for purposes of the rules described above.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS whether or not such distributions constitute dividends for U.S. federal income tax purposes. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock made within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as FATCA), a 30% U.S. federal withholding tax may apply to any dividends paid on, and, subject to the discussion of the proposed Treasury regulations below, the gross proceeds from a sale or other disposition of, our common stock paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax.

Proposed Treasury regulations, if finalized in their present form, would eliminate withholding under FATCA with respect to payment of gross proceeds from a sale or other disposition of our common stock. The preamble to such proposed Treasury regulations stated that taxpayers may generally rely on the proposed Treasury regulations until final regulations are issued.

The preceding discussion of U.S. federal tax considerations is for general information only. It is not tax advice to investors in their particular circumstances. Each prospective investor should consult his, her or its tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock, including the consequences of any proposed change in applicable laws.

34

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Frank J. Hariton, Esq., White Plains, NY 10607

EXPERTS

The consolidated financial statements as of and for the fiscal year ended December 31, 2024 and  December 31, 2023 included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the have been audited by Fruci & Associates II, PLLC, an independent registered public accounting firm, as stated in their report. Such financial statements have been included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We have filed a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus is part of the registration statement but the registration statement includes additional exhibits. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including this prospectus and the accompany registration statement, over the Internet at the SEC’s website at www.sec.gov.

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We incorporate by reference all additional documents that we file with the SEC under the terms of Section 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed after the initial filing date of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus. Such information shall be deemed incorporated by reference into this prospectus without any further act on our behalf. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules.

Our website address is www.Cirtran.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4, and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not a part of, and is not incorporated into, this prospectus.

35

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

CIRTRAN CORP. FORM 10K

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of CirTran Corporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of CirTran Corporation (“the Company”) as of December 31, 2024 and 2023, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has a working capital deficiency, a net loss from continuing operations, and an accumulated deficit. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Fruci & Associates II, PLLC – PCAOB ID #05525

We have served as the Company’s auditor since 2020.

Spokane, Washington

April 15, 2025

F-2

CIRTRAN CORPORATION

CONSOLIDATED BALANCE SHEETS

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash	$—	$—
Inventory	737,223	815,612
Deposits on inventory	28,803	26,983
Deposits on inventory - related party	637	224,411
Accounts receivable, net	25,641	21,536
Other current assets	485,621	441,095
Total current assets	1,277,925	1,529,637
Investment in securities at cost	248,000	300,000
Property and equipment, net of accumulated depreciation	6,407	18,925
Total assets	$1,532,332	$1,848,562

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$762,440	$625,848
Cash overdraft	30,384	—
Liabilities for product returns and credits	70,054	8,701
Short-term advances payable	162,966	172,966
Short-term advances payable - related parties	22,452	21,882
Accrued liabilities	2,776,008	2,889,389
Accrued payroll and compensation expense	5,381,549	5,067,213
Accrued interest, current portion	6,281,805	5,758,603
Convertible debenture, current portion, net of discounts	264,284	264,284
Note payable, current portion	90,000	90,000
Note payable to stockholders	151,833	151,833
Derivative liability	2,458,435	1,296,937
Liabilities from discontinued operations	4,664,960	4,511,075
Total current liabilities:	23,117,170	20,858,731
Deferred tax liability	—	55,946
Note payable, net of current portion	643,000	634,636
Convertible debenture, net of current portion, net of discount	2,177,723	2,077,934
Total liabilities	25,937,893	23,627,247

Commitments and contingencies	—	—

Stockholders’ deficit:
Common stock, par value $0.001; 100,000,000 shares authorized; 4,945,417 shares issued and outstanding	4,945	4,945
Additional paid-in capital	37,233,561	37,233,561
Accumulated deficit	(61,644,067)	(59,017,191)
Total stockholders’ deficit	(24,405,561)	(21,778,685)

Total liabilities and stockholders’ deficit	$1,532,332	$1,848,562

The accompanying notes are an integral part of these consolidated financial statements.

F-3

CIRTRAN CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2024	2023
Net sales	$1,296,796	$1,616,148
Cost of sales	458,158	609,651
Gross profit	838,638	1,006,497

Operating expenses
Employee costs	515,807	511,519
Selling, general and administrative expenses	873,570	509,895
Total operating expenses	1,389,377	1,021,414

Loss from operations	(550,739)	(14,917)

Other income (expense)
Interest expense	(790,589)	(768,899)
Gain on settlement of debt	—	194,709
Gain on forgiveness of debt	—	328,384
Gain on disposal of equipment	7,222	—
Impairment of investment	(52,000)
Loss on derivative valuation	(1,161,498)	(292,100)
Other income	250	1,124
Total other expense	(1,996,615)	(536,782)

Net loss from continuing operations	(2,547,354)	(551,699)

(Loss) income from discontinued operations	(153,886)	20,831,526

Net (loss) income before income tax	(2,701,240)	20,279,827
Income tax	74,364	8,533
Net (loss) income	$(2,626,876)	$20,288,360

Net loss from continuing operations per common share, basic and diluted	$(0.50)	$(0.11)

Net (loss) income from discontinued operations per common share, basic and diluted	$(0.03)	$4.21

Net (loss) income per common share, basic and diluted	$(0.53)	$4.10
Basic and diluted weighted average common shares outstanding	4,945,417	4,945,417

The accompanying notes are an integral part of these consolidated financial statements.

F-4

CIRTRAN CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	Common Stock		Additional Paid-in	Accumulated	Total stockholders’
	Shares	Amount	Capital	Deficit	deficit
Balance, December 31, 2022	4,945,417	$4,945	$37,233,561	$(79,305,551)	$(42,067,045)
Net income	—	—	—	20,288,360	20,288,360
Balance, December 31, 2023	4,945,417	4,945	37,233,561	(59,017,191)	(21,778,685)
Net loss	—	—	—	(2,626,876)	(2,626,876)
Balance, December 31, 2024	4,945,417	$4,945	$37,233,561	$(61,644,067)	$(24,405,561)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

CIRTRAN CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2024	2023
Cash flows from operating activities
Net ( loss) income	$(2,626,876)	$20,288,360
Adjustments to reconcile net (loss) income to net cash used by operating activities:
Loss (gain) from discontinued operations	153,886	(20,831,526)
Depreciation expense	4,340	4,507
Loss on derivative valuation	1,161,498	292,100
Debt discount amortization	99,788	109,624
Gain on disposal of equipment	(7,222)	—
Loss on impairment of investment	52,000	—
Gain on settlement of debt	—	(194,709)
Gain on forgiveness of debt	—	(328,384)
Changes in operating assets and liabilities:
Inventory	78,389	402
Deposits on inventory	(1,820)	13,457
Deposits on inventory - related party	223,774	193,222
Accounts receivable	(4,105)	41,337
Other current assets	(44,526)	(112,627)
Accounts payable	134,958	(1,188,715)
Liabilities for product returns and credits	61,353	8,701
Accrued liabilities	(113,383)	810,136
Income tax liability	(55,946)	5,058
Accrued payroll and compensation	314,336	272,377
Accrued interest	523,202	544,073
Net cash used by operating activities	(46,354)	(72,607)

Cash flows from investing activities:
Purchase of property and equipment	—	(8,414)
Proceeds from sale of automobile	15,400	—
Net Cash used in investing activities	15,400	(8,414)

Cash flows from financing activities:
Bank overdraft	30,384	—
Repayments of loans payable	—	(4,182)
Proceeds from related-party loans	61,906	114,600
Repayments of related-party loans	(61,336)	(47,478)
Net Cash provided by financing activities	30,954	62,940

Net change in cash	—	(18,081)
Cash, beginning of year	—	18,081
Cash, end of year	$—	$—

Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-6

CIRTRAN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

NOTE 1 — ORGANIZATION AND NATURE OF OPERATIONS

In 1987, CirTran Corporation was incorporated in Nevada under the name Vermillion Ventures, Inc., for the purpose of acquiring other operating corporate entities. We were largely inactive until July 1, 2000, when our wholly owned subsidiary, CirTran Corporation (Utah), acquired substantially all the assets and certain liabilities of Circuit Technology, Inc., founded by our president, Iehab Hawatmeh.

We, together with our majority-owned subsidiaries, manufacture, distribute, and sell condoms, electronic tobacco products, cigars, energy drinks, water beverages, and related merchandise, all using the HUSTLER® brand name. Since entering our 2019 five-year manufacturing and distribution agreement with an unrelated party, our efforts have been devoted to phase one of our development of all HUSTLER®-branded products, which led us to generating revenue during 2020 for the first time in several years. Business continued to thrive in the States and some international countries, expanding across borders and reaching new markets. Despite challenges, The Company adapted and flourished, driven by great brand and product categories. This growth was not only boosted by the domestic economy but also established a global presence, solidifying the foundation for future success.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated useful lives of property and equipment. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of the company and our wholly owned subsidiaries: CirTran Products Corp., LBC Products, Inc., and CirTran Asia, Inc. Intercompany accounts and transactions have been eliminated in consolidation.

Concentrations of Credit Risk

We maintain our cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. We continually monitor our banking relationships and consequently have not experienced any losses in our accounts. At times, such deposits may exceed the Federal Deposit Insurance Corporation insurable limit.

Cash Equivalents

We consider all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents as of December 31, 2024 and 2023.

F-7

Revenue Recognition

We follow Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, for revenue recognition. Adoption of ASC 606 did not have a significant impact on our financial statements. We generate revenue by providing product design services and through the sales of tangible product. We recognize revenue upon transfer of control of promised products or services to customers in an amount that reflects the consideration expected to be received in exchange for those products or services. We determine the transaction price associated with each deliverable based on the unique contract with the customer, which is a stand-alone contract that we retain the right to accept or reject. Revenue is recognized net of allowances for returns and any taxes collected from customers, which are subsequently remitted to governmental authorities.

During the years ended December 31, 2024 and 2023, we recognized revenue of $90,929 and $410,000, respectively, related to the performance obligations under product development service agreements with customers. These contracts are long term in nature and revenue is recognized at certain milestone intervals upon our delivery and customer acceptance of work product related to those milestones: namely, product design, packaging, branding display, and prototypes. There were no costs to obtain the contracts identified, and therefore, no asset has been recorded for customer acquisition costs. We have not recognized impairment losses related to the receivables from these contracts during the years ended December 31, 2024 and 2023.

Additionally, we recognized revenues of $1,205,867 and $1,206,148 during the years ended December 31, 2024 and 2023, respectively, related to the delivery of products to our customers. Each delivery is based on the unique contract with the customer, which is a stand-alone contract that we retain the right to accept or reject. Upon acceptance, we oblige delivery of such product to the customer at an agreed-upon place, time, and price. We recognize revenue under the unique contract upon fulfillment of our performance obligations therein, typically limited to the delivery of product.

Accounts Receivable

Revenues that have been recognized but not yet received are recorded as accounts receivable. The Company estimates credit losses based on the Current Expected Credit Losses (CECL) model as required by ASC 326. The allowance for credit losses is based on a variety of factors, including historical loss experience, current conditions, and reasonable and supportable forecasts of future economic conditions. As of December 31, 2024 and 2023, the Company has recorded an allowance for doubtful accounts of $4,839 and $0, respectively.

Investment in Securities

Our cost-method investment consists of an investment in a private digital multi-media technology company that totaled $248,000 and $300,000 at December 31, 2024 and 2023, respectivley. Because we owned less than 20% of that company’s stock as of each date, and no significant influence or control exists, the investment is accounted for using the cost method. Pursuant to ASC 321, the Company also searched for observable transactions in the investee’s stock and found none. We evaluated the investment for impairment and determined that the investment was impaired as of December 31, 2024. We recognized a loss on an impairment of $52,000 as of December 31, 2024.

Inventories

Inventories are stated at the lower of average cost or net realizable value. Cost on manufactured inventories includes labor, material, and overhead. Overhead cost is based on indirect costs allocated to cost of sales, work-in-process inventory, and finished goods inventory. Indirect overhead costs have been charged to cost of sales or capitalized as inventory, based on management’s estimate of the benefit of indirect manufacturing costs to the manufacturing process.

When there is evidence that the inventory’s value is less than original cost, the inventory is reduced to market value. We determine market value on current resale amounts and whether technological obsolescence exists. We will seek agreements with manufacturing customers that require them to purchase their inventory items in the event they cancel their business with us.

F-8

From time to time, we will place deposits on inventory to be delivered in the future. These deposits are carried as a separate balance sheet component and total $28,803 (non-related-party) and $637 (related-party) as of December 31, 2024 and $26,983 (non-related-party) and $224,411 (related-party) as of December 31, 2023.

On most of tobacco related products, the Company pays in advance for Federal Excise Taxes and State Excise Taxes prior to receiving product. The Company accrues those taxes on its balance sheet and expenses them per-unit basis as sold.

Inventory balances consisted of the following:

	December 31, 2024	December 31, 2023
Finished goods	$673,866	$772,589
Raw materials	63,357	43,023
Total	$737,223	$815,612

Fair Value of Financial Instruments

ASC 820-10-15, Fair Value Measurement-Overall-Scope and Scope Exceptions, defines fair value, thereby eliminating inconsistencies in guidance found in various prior accounting pronouncements, and increases disclosures surrounding fair value calculations. ASC 820-10-15 establishes a three-tiered fair value hierarchy that prioritizes inputs to valuation techniques used in fair value calculations. The three levels of inputs are defined as follows:

Level 1—Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2—Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability, such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3—Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Accounts payable and related-party payables have fair values that approximate the carrying value due to the short-term nature of these instruments. Derivative liabilities are measured using level 3 inputs.

	Total Fair Value at December 31, 2024	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Derivative liabilities	$2,458,435	$—	$—	$2,458,435

	Total Fair Value at December 31, 2023	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Derivative liabilities	$1,296,937	$—	$—	$1,296,937

F-9

Loss per Share

Basic loss per share is calculated by dividing net loss available to common shareholders by the weighted-average number of common shares outstanding during each period. Diluted loss per share is similarly calculated, except that the weighted-average number of common shares outstanding would include common shares that may be issued subject to existing rights with dilutive potential when applicable. There were approximately 472,076,000 and 216,834,000 potentially issuable shares from the conversions of convertible debentures outstanding that were excluded in dilutive outstanding shares for the years ended December 31, 2024 and 2023, respectively, due to the anti-dilutive effect these would have on net loss per share. We do not currently have adequate authorized but unissued shares to satisfy our obligations should all instruments eligible to convert to common stock be exercised. We are not currently contemplating an increase in our authorized shares but may do so in the future.

Income Taxes

Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to tax net operating loss carryforwards. The deferred tax assets and liabilities represent the future tax return consequences of these differences, which will either be taxable or deductible when assets and liabilities are recovered or settled, as well as operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established against deferred tax assets when in the judgment of management, it is more likely than not that such deferred tax assets will not become available. Because the judgment about the level of future taxable income is dependent to a great extent on matters that may, at least in part, be beyond our control, it is at least reasonably possible that management’s judgment about the need for a valuation allowance for deferred taxes could change in the near term.

Tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50% likely to be realized upon settlement. A liability for “unrecognized tax benefits” is recorded for any tax benefits claimed in our tax returns that do not meet these recognition and measurement standards. As of December 31, 2024 and 2023, no liability for unrecognized tax benefits was required to be reported.

Recently Issued Accounting Pronouncements

The Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, in November 2023. This update enhances segment reporting disclosures to provide investors with more useful and transparent information about a company’s operating segments. Public companies must now disclose significant segment expenses that are regularly reviewed by the chief operating decision-maker (CODM). These expenses should be reported on an itemized basis, providing more insight into segment profitability. Companies must provide segment disclosures in both annual and interim reports. Required disclosures apply to all public entities under FASB’s segment reporting rules. Effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted.

The Company continually assesses any new accounting pronouncements to determine their applicability. When it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequences of the change to its Consolidated Financial Statements and assures that there are proper controls in place to ascertain that the Company’s Consolidated Financial Statements properly reflect the change.

NOTE 3 — GOING CONCERN

The accompanying consolidated financial statements have been prepared in conformity with US GAAP, which considers our continuation as a going concern. We had a working capital deficiency of $21,839,245, as of December 31, 2024, and a net loss from continuing operations of $2,547,354 for the year ended December 31, 2024. As of December 31, 2024, we had an accumulated deficit of $61,644,067. These conditions raise substantial doubt about our ability to continue as a going concern.

F-10

Our ability to continue as a going concern is dependent upon our ability to successfully accomplish our business plan and eventually attain profitable operations. The accompanying consolidated financial statements do not include any adjustments that may be necessary if we are unable to continue as a going concern.

In the coming year, our foreseeable cash requirements will relate to the development of business operations and associated expenses. We may experience a cash shortfall and be required to raise additional capital.

Historically, we have mainly relied upon shareholder loans and advances to finance operations and growth. Management may raise additional capital by retaining net earnings, if any, or through future public or private offerings of our stock or loans from private investors, although we cannot assure that we will be able to obtain such financing. Our failure to do so could have a material and adverse effect upon our shareholders and us.

NOTE 4 — PROPERTY AND EQUIPMENT

We incur certain costs associated with the design and development of molds and dies for our contract-manufacturing segment. These costs are held as deposits on the balance sheet until the molds or dies are finished and ready for use. At that point, the costs are included as part of production equipment in property and equipment and are amortized over their useful lives. We hold title to all molds and dies used in the manufacture of products.

Property and equipment and estimated service lives consist of the following:

	December 31, 2024	December 31, 2023	Useful Life (years)
Furniture and office equipment	$12,212	$12,212	5-10
Vehicles	–	18,672	3-7
Total	12,212	30,884
Less: accumulated depreciation	(5,805)	(11,959)
Property and equipment, net	$6,407	$18,925

We recorded $4,340 and $4,507 of depreciation expense during the years ended December 31, 2024 and 2023.

During the year ended December 31, 2024, the Company sold its vehicle resulting in a gain on disposal of $7,222.

NOTE 5 — RELATED PARTY TRANSACTIONS

In 2007, we issued a 10% promissory note to a family member of our president in exchange for $300,000. The note was due on demand after May 2008. There were no repayments made during the periods presented. At December 31, 2024 and 2023, the principal amount owing on the note was $151,833 and $151,833, respectively. No demand for payment has been made.

On March 31, 2008, we issued to this same family member, along with two other company shareholders, promissory notes totaling $315,000 ($105,000 each). Under the terms of these three $105,000 notes, we received total proceeds of $300,000 and agreed to repay the amount received plus a 5% borrowing fee. The notes were due April 30, 2008, after which they were due on demand, with interest accruing at 12% per annum. We made no payments towards the outstanding notes during the periods presented. The principal balance owing on the notes as of December 31, 2024 and 2023, was $72,466 and $72,466, respectively. No demand for payment has been made.

There were $19,952 and $21,882 of short-term advances due to related parties as of December 31, 2024 and 2023, respectively.

F-11

We have previously agreed to issue stock options to Iehab Hawatmeh, our president, as compensation for services provided as our chief executive officer. The terms of his employment agreement require us to grant options to purchase 6,000 shares of our stock each year. Mr. Hawatmeh held outstanding options to purchase 24,000 shares of common stock as of December 31, 2024. See Note 11–Stock Options and Warrants.

As of December 31, 2024 and 2023, we owed our president a total of $433,379 and $433,379, respectively, in unsecured advances. The advances and short-term bridge loans were approved by our board of directors under a 5% borrowing fee. The borrowing fees were waived by our president on these loans. These amounts are included in our liabilities from discontinued operations.

As of December 31, 2024, the Company owes the CEO $7,059 for short term advances to the Company. The advances are non-interest bearing and due on demand.

During the years ended December 31, 2024 and 2023, we had a net decrease in deposits with a related-party inventory supplier totaling $223,774 and $193,222, respectively. The related party is an entity controlled by our chief executive officer. All transactions were at a 2% markup over the related-party’s cost paid for inventory in arm’s-length transactions. Total inventory purchases from the related party were $1,168,930 and $837,618 during the periods ended December 31, 2024 and 2023, respectively.

NOTE 6 — OTHER ACCRUED LIABILITIES

Accrued tax liabilities consist of delinquent payroll taxes, interest, and penalties owed by us to the Internal Revenue Service (“IRS”) and other tax entities.

Accrued liabilities consist of the following:

	December 31, 2024	December 31, 2023

Tax liabilities	$66,456	$37,228
Accrued Royalty - Globrands LLC	854,498	1,092,915
Other	1,855,054	1,759,246
Total	$2,776,008	$2,889,389

Other accrued liabilities as of December 31, 2024 and 2023, include a non-interest-bearing payable totaling $45,000 and $45,000, respectively, that is due on demand and customer deposits totaling $1,730,213 and $1,735,109, respectively.

Accrued payroll and compensation liabilities consist of the following:

	December 31, 2024	December 31, 2023

Director fees	$135,000	$135,000
Bonus expenses	121,858	121,858
Commissions	2,148	2,148
Consulting	412,322	438,822
Administrative payroll	4,710,221	4,369,385
Total	$5,381,549	$5,067,213

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Litigation and Claims

Various vendors, service providers, and others have asserted legal claims in previous years. These creditors generally are not actively seeking collection of amounts due to them, and we have determined that the probability of realizing any loss on these claims is remote and will seek to compromise and settle at a deep discount any of such claims that are asserted for collection. These amounts are included in our current liabilities, except where we believe collection or enforcement of the judgments is barred by the applicable statute of limitations, in which case the liabilities have been eliminated. We have not accrued any liability for claims or judgments that we have determined to be barred by the applicable statute of limitations, which generally is eight years for judgments in Utah.

F-12

Playboy Enterprises, Inc.

Our affiliate, Play Beverages, LLC, filed suit against Playboy Enterprises, Inc., in Cook County, Illinois, Circuit Court in October 2012 asserting numerous claims, including breach of contract and tortious interference. Playboy responded with a counterclaim of breach of contract and trademark infringement. After proceedings in October 2016, the court awarded a judgment of $6.6 million to Playboy against Play Beverages and CirTran Beverage Corp., our subsidiary. The court denied our motion for a new trial and awarded Playboy treble patent infringement damages and attorney’s fees. We filed a notice of appeal in July 2017 and again in March 2018. Playboy has initiated collection efforts but has recovered no funds. In September 2018, the appellate court affirmed the judgment of the circuit court. The balance due related to this judgment, has been included in liabilities in discontinued operations. As of December 31, 2023, the Company received legal representation that the judgement can no longer be enforced after seven years, as a result, the Company has recognized a gain from discontinued operations of $18,878,359 of time barred debt previously included in liabilities from discontinued operations.

Delinquent Payroll Taxes, Interest, and Penalties

In November 2004, the IRS accepted our amended offer in compromise (the “Offer”) to settle delinquent payroll taxes, interest, and penalties, which required us to pay $500,000, remain current in our payment of taxes for five years, and forego claiming any net operating losses for the years 2001 through 2015 or until we paid taxes on future profits in an amount equal to the taxes of $1,455,767 waived by the Offer. In June 2013, we entered into a partial installment agreement to pay $768,526 in unpaid 2009 payroll taxes, which required us to pay the IRS 5% of cash deposits. The monthly payments were to continue until the account balances were paid in full or until the collection statute of limitation expired on October 6, 2020. We are currently in communication with the IRS regarding the statute of limitations on this settlement and appropriate next steps. During the year ended December 31, 2023, the Company wrote off $512,520 as time barred debt. The amounts of $5,164 and $5,164 were due as December 31, 2024 and 2023, respectively.

Employment Agreements

We engage Iehab Hawatmeh, our president and chief executive officer, through an employment agreement entered in August 2009 and amended in September 2017. In July 2017, Mr. Hawatmeh had resigned all positions with us to pursue other business activities, thereby effectively terminating the agreement. However, the amendment to his employment agreement in September 2017 reinstated Mr. Hawatmeh to his previous positions, with a salary in an amount to be determined. Among other things, the reinstated employment agreement: (a) grants options to purchase a minimum of 6,000 shares of our stock each year, with an exercise price equal to the market price of our common stock as of the grant date, for the maximum term allowed under our stock option plan; (b) provides for health insurance coverage, cell phone, car allowance, life insurance, and director and officer liability insurance, as well as any other bonus approved by our board; and (c) includes additional incentive compensation as follows: (i) a quarterly bonus equal to 5% of our earnings before interest, taxes, depreciation, and amortization for the applicable quarter; (ii) bonuses equal to 1% of the net purchase price of any acquisitions we complete that are directly generated and arranged by Mr. Hawatmeh; and (iii) an annual bonus (payable quarterly) equal to 1% of our gross sales of all products, net of returns and allowances. On January 1, 2020, we resumed accruing wages for our chief executive officer. A total of $345,000 and $345,000 was accrued during the periods ended December 31, 2024 and 2023, respectively.

License Agreements

We have entered into agreements requiring us to pay certain royalties for the manufacture and distribution of licensed products. Fees are based on a percentage of sales and remitted quarterly and are included in cost of sales for financial reporting purposes.

F-13

NOTE 8 — NOTES PAYABLE

Notes payable consisted of the following:

	December 31, 2024	December 31, 2023

Note payable to former service provider for past due account payable (current)	$90,000	$90,000
Note payable for settlement of debt (long-term)	500,000	500,000
Small Business Administration loans	143,000	134,636
Total	$733,000	$724,636

There is $402,906 and $366,626 of accrued interest due on these notes as of December 31, 2024 and 2023, respectively.

NOTE 9 — CONVERTIBLE DEBENTURES

Convertible debentures consisted of the following:

	December 31, 2024	December 31, 2023

Convertible debenture, 5% stated interest rate, secured by all our assets, due on May 30, 2022	$200,000	$200,000
Convertible debenture, 5% stated interest rate, secured by all our assets, due on February 8, 2022	25,000	25,000
Convertible debenture, 5% stated interest rate, secured by all our assets, due on May 30, 2022	25,000	25,000
Convertible debenture, 5% stated interest rate, secured by all our assets, due on December 8, 2022	25,000	25,000
Convertible debenture, 5% stated interest rate, secured by all our assets, due on April 30, 2027	2,390,528	2,390,528
Subtotal	$2,665,528	$2,665,528
Less: discounts	(223,521)	(323,310)
Total	$2,442,007	$2,342,218
Less: current portion	(264,284)	(264,284)
Long-term portion	$2,177,723	$2,077,934

The convertible debentures and accrued interest are convertible into shares of our common stock at the lower of $100 or the lowest bid price for the 20 trading days prior to conversion.

As of December 31, 2024 and 2023, we had accrued interest on the convertible debentures totaling $2,055,232 and $1,921,590, respectively.

NOTE 10 — DERIVATIVE LIABILITIES

As discussed in Note 9—Convertible Debentures, we have entered into five separate agreements to borrow a total of $2,665,528 with the outstanding principal and interest being convertible at the holder’s option into common stock of the company at the lesser of $100 (notes one through four) or $0.10 (note five) or the lowest closing bid price in the prior 20 trading days. Embedded derivatives are valued separately from the host instrument and are recognized as derivative liabilities in our balance sheet. We measure these instruments at their estimated fair value and recognize changes in their estimated fair value in results of operations during the period of change. We have estimated the fair value of these embedded derivatives for convertible debentures and associated warrants using a Monte Carlo simulation as of December 31, 2024, using the following assumptions:

Volatility	136.0% - 139.62%
Risk-free rates	4.09% - 4.13%
Stock price	$0.01999
Remaining life	0.25- 2.33 years

F-14

A summary of the activity of the derivative liability for these notes is as follows:

Balance at December 31, 2022	$1,004,837
Derivative loss due to mark to market adjustment	292,100
Balance at December 31, 2023	1,296,937
Derivative loss due to mark to market adjustment	1,161,498
Balance at December 31, 2024	$2,458,435

The fair values of the derivative instruments are measured each quarter, which resulted in a loss of $1,161,498 and $292,100 during the years ended December 31, 2024 and 2023, respectively. As of December 31, 2024 and 2023, the fair market value of the derivatives aggregated $2,458,435 and $1,296,937, respectively.

NOTE 11 — STOCK OPTIONS AND WARRANTS

Stock Incentive Plans

As of December 31, 2024 and 2023, we had no unrecognized compensation related to outstanding options that have not yet vested at year-end that would be recognized in subsequent periods.

As of December 31, 2024 and 2023, there were 32,000 and 40,000 options, respectively, issued and vested with a weighted average exercise price of $0.01. Outstanding options as of December 31, 2024, consisted of:

	Number of Options	Weighted Average Exercise Price	Average Remaining Life
Outstanding, December 31, 2023	40,000	$0.01	2.94
Issued	—	$—	—
Cancelled	(8,000)	$—	—
Exercised	—	$—	—
Outstanding, December 31, 2024	32,000	$0.01	1.52
Exercisable, December 31, 2024	32,000	$0.01	1.52

NOTE 12 — SEGMENTS

The Company uses ASC 280, Segment Reporting, in determining its reportable segments. The Company has two reportable segments based on sales: Tobacco products and all other sources of revenue. The guidance requires that segment disclosures present the measure(s) used by the Chief Operating Decision Maker (“CODM”) to decide how to allocate resources and for purposes of assessing such segments’ performance. The Company’s CODM is comprised of its executive management team who use revenue and expenses of the two reporting segments to assess the performance of the business of our reportable operating segments.

F-15

The following table details revenue, operating expenses, and assets for the Company’s reportable segments for the year ended December 31, 2024.

	Tobacco Line	All other product lines	Total
ASSETS
Current Assets:
Cash	$—	$—	$—
Inventory	641,919	95,304	737,223
Deposits on inventory	—	28,803	28,803
Deposits on inventory - related party	637	—	637
Accounts receivable	—	25,641	25,641
Other current assets	—	485,621	485,621
Total current assets	642,556	635,369	1,277,925
Investment in securities at cost	—	248,000	248,000
Property and equipment, net of accumulated depreciation	—	6,407	6,407
Total assets	$642,556	$889,776	$1,532,332

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$244,524	$517,916	$762,440
Cash overdraft	—	30,384	30,384
Liabilities for product returns and credits	61,353	8,701	70,054
Short-term advances payable	—	162,966	162,966
Short-term advances payable - related parties	—	22,452	22,452
Accrued liabilities	1,397,825	1,378,183	2,776,008
Accrued payroll and compensation expense	4,391,000	990,549	5,381,549
Accrued interest, current portion	—	6,281,805	6,281,805
Convertible debenture, current portion, net of discounts	—	264,284	264,284
Note payable, current portion	—	90,000	90,000
Note payable to stockholders	—	151,833	151,833
Derivative liability	—	2,458,435	2,458,435
Liabilities from discontinued operations	—	4,664,960	4,664,960
Total current liabilities:	6,094,702	17,022,468	23,117,170
Note payable, net of current portion	—	643,000	643,000
Convertible debenture, net of current portion, net of discount	—	2,177,723	2,177,723
Total liabilities	6,094,702	19,843,191	25,937,893

Stockholders’ Equity:
Common stock	—	4,945	4,945
Additional paid-in capital	—	37,233,561	37,233,561
Accumulated deficit	(5,452,146)	(56,191,921)	(61,644,067)
Total stockholders’ equity	(5,452,146)	(18,953,415)	(24,405,561)
Total liabilities and stockholders’ deficit	$642,556	$889,776	$1,532,332

F-16

	Tobacco Line	All other product lines	Total
Revenue:
Net sales	$1,056,862	$239,934	$1,296,796
Cost of sales	363,989	94,169	458,158
Gross profit	692,873	145,765	838,638

Operating expenses:
Employee costs	425,073	90,734	515,807
Selling, general and administrative expenses	717,827	155,743	873,570
Total operating expenses	1,142,900	246,477	1,389,377

Loss from operations	(450,027)	(100,712)	(550,739)

Other income (expense):
Interest expense	—	(790,589)	(790,589)
Impairment of investment		(52,000)	(52,000)
Gain on disposal of equipment	—	7,222	7,222
Loss on derivative valuation	—	(1,161,498)	(1,161,498)
Other income	—	250	250
Total other expense	—	(1,996,615)	(1,996,615)
Net loss from continuing operations	(450,027)	(2,097,327)	(2,547,354)
Loss from discontinued operations	—	(153,886)	(153,886)
Net Loss before income tax	(450,027)	(2,251,213)	(2,701,240)
Income tax	—	74,364	74,364
Net Loss	$(450,027)	$(2,176,849)	$(2,626,876)

NOTE 13 — INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. When it is more likely than not that a tax asset cannot be realized through future income, the company must allow for this future tax benefit. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period. The U.S. federal income tax rate of 21% is being used.

We have not taken a tax position that, if challenged, would have a material effect on the financial statements for the years ended December 31, 2024 and 2023, applicable under FASB ASC 740, Income Taxes. We did not recognize any adjustment to the liability for an uncertain tax position and, therefore, did not record any adjustment to the beginning balance of accumulated deficit on the balance sheet. All our tax returns remain open.

As of December 31, 2024 and 2023, we had net operating loss carryforwards for tax reporting purposes of approximately $6.1 million and $3.8 million, respectively. During the year ended December 31, 2019, we dissolved four subsidiaries that had total net operating loss carryforwards of approximately $8.9 million, which were forfeited upon dissolution, reducing our deferred tax asset by approximately $1.9 million. In addition, the realization of tax benefits relating to net operating loss carryforwards is limited due to the settlement related to amounts previously due to the IRS, as discussed in Note 6 – Other Accrued Liabilities.

F-17

As of December 31, 2024 and 2023, we recognized a tax benefit of $74,364 and $8,533, respectively, for our LBC Products, Inc, subsidiary only. LBC is not considered part of the consolidated company for tax purposes.

	2024	2023
Deferred Tax Assets:
NOL Carryover	$1,585,600	$1,177,300
Less valuation allowance	(1,585,600)	(1,177,300)
Net deferred tax assets	$—	$—

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the years ended December 31, 2024 and 2023 due to the following:

	2024	2023
Book income (loss)	$(552,900)	$4,260,600
Change in payroll accruals	66,000	57,200
Allowance for doubtful accounts	—	(8,300)
Amortization of debt discount	21,000	23,000
Related party accruals	100	—
Change in derivative liability	243,900	61,300
Valuation allowance	221,900	(4,393,800)
	$—	$—

NOTE 14 — DISCONTINUED OPERATIONS

At October 21, 2016, we exited the beverage licensing and distribution business. The assets and liabilities associated with this business are displayed as assets and liabilities from discontinued operations as of December 31, 2024 and 2023. Additionally, the revenues and costs associated with this business are displayed as losses from discontinued operations.

During the year ended December 31, 2023, the Company received legal representation that the judgement related to Play Beverages, LLC, (Note 7) can no longer be enforced after seven years, as a result, the Company has recognized a gain from discontinued operations of $18,873,932 of time barred debt previously included in liabilities from discontinued operations.

Total assets and liabilities included in discontinued operations were as follows:

	December 31, 2024	December 31, 2023
Assets from Discontinued Operations:
Cash	$—	$—
Total assets from discontinued operations	$—	$—

Liabilities from Discontinued Operations:
Accounts payable	$283,818	$283,818
Accrued liabilities	58,184	58,184
Accrued interest	1,790,509	1,636,624
Accrued payroll and compensation expense	122,864	122,864
Current maturities of long-term debt	239,085	239,085
Short-term advances payable	2,170,500	2,170,500
Total liabilities from discontinued operations	$4,664,960	$4,511,075

Net loss from discontinued operations for the years ended December 31, 2024 and 2023, were comprised of the following components:

	Years ended December 31,
	2024	2023
Other expense:
Gain on settlement	$—	$18,878,359
Gain on forgiveness of debt	—	2,106,633
Interest expense	(153,886)	(153,466)
Net loss from discontinued operations	$(153,886)	$20,831,526

NOTE 15 — SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10), management has performed an evaluation of subsequent events through the date that the consolidated financial statements were issued and has determined that it does not have any material subsequent events to disclose in these consolidated financial statements.

F-18

CIRTRAN CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,2025	December 31, 2024
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash	$19,274	$—
Inventory	713,725	737,223
Deposits on inventory	339,361	28,803
Deposits on inventory - related party	—	637
Accounts receivable, net	55,204	25,641
Other current assets	536,386	485,621
Total current assets	1,663,950	1,277,925
Investment in securities at cost	248,000	248,000
Property and equipment, net of accumulated depreciation	5,094	6,407
Total assets	$1,917,044	$1,532,332

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$507,524	$762,440
Cash overdraft	—	30,384
Liabilities for product returns and credits	104,565	70,054
Short-term advances payable	162,866	162,966
Short-term advances payable - related parties	1,104,000	22,452
Accrued liabilities	2,595,868	2,776,008
Accrued payroll and compensation expense	5,602,489	5,381,549
Accrued interest, current portion	6,704,921	6,281,805
Convertible debenture, current portion, net of discounts	264,284	264,284
Note payable, current portion	90,000	90,000
Note payable to stockholders	151,833	151,833
Derivative liability	2,492,987	2,458,435
Liabilities from discontinued operations	4,779,745	4,664,960
Total current liabilities:	24,561,082	23,117,170
Note payable, net of current portion	643,000	643,000
Convertible debenture, net of current portion, net of discount	2,256,587	2,177,723
Total liabilities	27,460,669	25,937,893

Commitments and contingencies	—	—

Stockholders’ deficit:
Common stock, par value $0.001; 100,000,000 shares authorized; 4,945,417 shares issued and outstanding	4,945	4,945
Additional paid-in capital	37,233,561	37,233,561
Accumulated deficit	(62,782,131)	(61,644,067)
Total stockholders’ deficit	(25,543,625)	(24,405,561)

Total liabilities and stockholders’ deficit	$1,917,044	$1,532,332

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-19

CIRTRAN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net sales	$448,492	$256,070	$1,077,743	$1,075,952
Cost of sales	270,666	130,072	544,681	456,533
Gross profit	177,826	125,998	533,062	619,419

Operating expenses
Employee costs	142,869	129,743	394,323	380,645
Selling, general and administrative expenses	201,461	218,480	541,774	601,714
Total operating expenses	344,330	348,223	936,097	982,359

Loss from operations	(166,504)	(222,225)	(403,035)	(362,940)

Other income (expense)
Interest expense	(206,458)	(190,399)	(612,219)	(561,099)
Gain on forgiveness of debt	5,690	—	10,831	—
Gain (loss) on derivative valuation	(38,936)	(448,898)	(34,552)	(775,157)
Loss on disposal	—	—	(9,323)	—
Other income		250	6	250
Total other expense	(239,704)	(639,047)	(645,257)	(1,336,006)

Net loss from continuing operations	(406,208)	(861,272)	(1,048,292)	(1,698,946)

Loss from discontinued operations	(38,682)	(38,681)	(114,784)	(115,204)

Net loss before income tax	(444,890)	(899,953)	(1,163,076)	(1,814,150)
Income tax	25,012	—	25,012	—
Net loss	$(419,878)	$(899,953)	$(1,138,064)	$(1,814,150)

Net loss from continuing operations per common share, basic and diluted	$(0.08)	$(0.17)	$(0.21)	$(0.34)

Net loss from discontinued operations per common share, basic and diluted	$(0.01)	$(0.01)	$(0.02)	$(0.02)

Net loss per common share, basic and diluted	$(0.09)	$(0.18)	$(0.23)	$(0.36)
Basic and diluted weighted average common shares outstanding	4,945,417	4,945,417	4,945,417	4,945,417

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-20

CIRTRAN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025 AND 2024

(Unaudited)

	Common Stock		Additional Paid-in	Accumulated	Total stockholders’
	Shares	Amount	Capital	Deficit	deficit
Balance, December 31, 2024	4,945,417	$4,945	$37,233,561	$(61,644,067)	$(24,405,561)
Net loss	—	—	—	(155,436)	(155,436)
Balance, March 31, 2025	4,945,417	4,945	37,233,561	(61,799,503)	(24,560,997)
Net loss	—	—	—	(562,750)	(562,750)
Balance, June 30, 2025	4,945,417	4,945	37,233,561	(62,362,253)	(25,123,747)
Net loss	—	—	—	(419,878)	(419,878)
Balance, September 30, 2025	4,945,417	$4,945	$37,233,561	$(62,782,131)	$(25,543,625)

	Common Stock		Additional Paid-in	Accumulated	Total stockholders’
	Shares	Amount	Capital	Deficit	deficit
Balance, December 31, 2023	4,945,417	$4,945	$37,233,561	$(59,017,191)	$(21,778,685)
Net loss	—	—	—	(518,088)	(518,088)
Balance, March 31, 2024	4,945,417	4,945	37,233,561	(59,535,279)	(22,296,773)
Net loss	—	—	—	(396,109)	(396,109)
Balance, June 30, 2024	4,945,417	4,945	37,233,561	(59,931,388)	(22,692,882)
Net loss	—	—	—	(899,953)	(899,953)
Balance, September 30, 2024	4,945,417	$4,945	$37,233,561	$(60,831,341)	$(23,592,835)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-21

CIRTRAN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net loss	$(1,138,064)	$(1,814,150)
Adjustments to reconcile net loss to net cash used by operating activities:
Loss from discontinued operations	114,784	115,204
Depreciation expense	1,313	3,677
(Gain) loss on derivative valuation	34,552	775,157
Debt discount amortization	78,862	73,852
Gain on forgiveness of debt	(10,831)	—
Changes in operating assets and liabilities:
Inventory	23,499	123,689
Deposits on inventory	(310,558)	610
Deposits on inventory - related party	637	(371,842)
Accounts receivable	(29,563)	(113,559)
Other current assets	(50,765)	(7,968
Accounts payable	(244,085)	35,793
Liabilities for product returns	34,511	50,820
Accrued liabilities	(180,138)	250,345
Income tax liability	—	(28,503)
Accrued payroll and compensation	220,940	216,552
Accrued interest	423,116	681,889
Net cash used by operating activities	(1,031,790)	(8,434)

Cash flows from financing activities:
Bank overdraft	(30,384)	—
Proceeds from related-party loans	1,081,448	8,434
Net Cash provided by financing activities	1,051,064	8,434

Net change in cash	19,274	—
Cash, beginning of period	—	—
Cash, end of period	$19,274	$—

Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$—
Cash paid for income taxes	$—	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-22

CIRTRAN CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2025

(Unaudited)

NOTE 1 — ORGANIZATION AND NATURE OF OPERATIONS

In 1987, CirTran Corporation was incorporated in Nevada under the name Vermillion Ventures, Inc., for the purpose of acquiring other operating corporate entities. We were largely inactive until July 1, 2000, when our wholly owned subsidiary, CirTran Corporation (Utah), acquired substantially all the assets and certain liabilities of Circuit Technology, Inc., founded by our president, Iehab Hawatmeh.

We, together with our majority-owned subsidiaries, manufacture, distribute, and sell condoms, electronic tobacco products, cigars, energy drinks, water beverages, and related merchandise, all using the HUSTLER® brand name. Since entering our 2019 five-year manufacturing and distribution agreement with an unrelated party, our efforts have been devoted to phase one of our development of all HUSTLER®-branded products, which led us to generating revenue during 2020 for the first time in several years. Business continued to thrive in the States and some international countries, expanding across borders and reaching new markets. Despite challenges, The Company adapted and flourished, driven by great brand and product categories. This growth was not only boosted by the domestic economy but also established a global presence, solidifying the foundation for future success.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Our unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), and pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). These financial statements and the notes attached hereto should be read in conjunction with the financial statements and notes included in our Form 10-K for the fiscal year ended December 31, 2024. In the opinion of our management, all adjustments, including normal recurring adjustments necessary to present fairly our financial position, as of September 30, 2025, and the results of our operations and cash flows for the nine months then ended have been included. The results of operations for the interim period are not necessarily indicative of the results for the full year ending December 31, 2025.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include the estimated useful lives of property and equipment. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of the company and our wholly owned subsidiaries: CirTran Products Corp., LBC Products, Inc., and CirTran Asia, Inc. Intercompany accounts and transactions have been eliminated in consolidation.

Concentrations of Credit Risk

We maintain our cash in bank deposit accounts, the balances of which at times may exceed federally insured limits. We continually monitor our banking relationships and consequently have not experienced any losses in our accounts. At times, such deposits may exceed the Federal Deposit Insurance Corporation insurable limit.

F-23

Cash Equivalents

We consider all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents as of September 30, 2025 and December 31, 2024.

Revenue Recognition

We follow Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, for revenue recognition. Adoption of ASC 606 did not have a significant impact on our financial statements. We generate revenue by providing product design services and through the sales of tangible product. We recognize revenue upon transfer of control of promised products or services to customers in an amount that reflects the consideration expected to be received in exchange for those products or services. We determine the transaction price associated with each deliverable based on the unique contract with the customer, which is a stand-alone contract that we retain the right to accept or reject. Revenue is recognized net of allowances for returns and any taxes collected from customers, which are subsequently remitted to governmental authorities.

During the nine months ended September 30, 2025 and 2024, we recognized revenue of $57,976 and $68,709, respectively, related to the performance obligations under product development service agreements with customers. These contracts are long term in nature and revenue is recognized at certain milestone intervals upon our delivery and customer acceptance of work product related to those milestones: namely, product design, packaging, branding display, and prototypes. There were no costs to obtain the contracts identified, and therefore, no asset has been recorded for customer acquisition costs. We have not recognized impairment losses related to the receivables from these contracts during the nine months ended September 30, 2025 and 2024.

Additionally, we recognized revenues of $1,019,767 and $1,007,243 during the nine months ended September 30, 2025 and 2024, respectively, related to the delivery of products to our customers. Each delivery is based on the unique contract with the customer, which is a stand-alone contract that we retain the right to accept or reject. Upon acceptance, we oblige delivery of such product to the customer at an agreed-upon place, time, and price. We recognize revenue under the unique contract upon fulfilment of our performance obligations therein, typically limited to the delivery of product.

Accounts Receivable

Revenues that have been recognized but not yet received are recorded as accounts receivable. The Company estimates credit losses based on the Current Expected Credit Losses (CECL) model as required by ASC 326. The allowance for credit losses is based on a variety of factors, including historical loss experience, current conditions, and reasonable and supportable forecasts of future economic conditions. As of September 30, 2025 and December 31, 2024, the Company has recorded an allowance for doubtful accounts of $783 and $4,839, respectively.

Investment in Securities

Our cost-method investment consists of an investment in a private digital multi-media technology company that totaled $248,000 and $248,000 at September 30, 2025 and December 31, 2024, respectively. Because we owned less than 20% of that company’s stock as of each date, and no significant influence or control exists, the investment is accounted for using the cost method. Pursuant to ASC 321, the Company also searched for observable transactions in the investee’s stock and found none.

Inventories

Inventories are stated at the lower of average cost or net realizable value. Cost on manufactured inventories includes labor, material, and overhead. Overhead cost is based on indirect costs allocated to cost of sales, work-in-process inventory, and finished goods inventory. Indirect overhead costs have been charged to cost of sales or capitalized as inventory, based on management’s estimate of the benefit of indirect manufacturing costs to the manufacturing process.

F-24

When there is evidence that the inventory’s value is less than original cost, the inventory is reduced to market value. We determine market value on current resale amounts and whether technological obsolescence exists. We will seek agreements with manufacturing customers that require them to purchase their inventory items in the event they cancel their business with us.

From time to time, we will place deposits on inventory to be delivered in the future. These deposits are carried as a separate balance sheet component and total $339,361 (non-related-party) and $0 (related-party) as of September 30, 2025, and $28,803 (non-related-party) and $637 (related-party) as of December 31, 2024.

On most of tobacco related products, the Company pays in advance for Federal Excise Taxes and State Excise Taxes prior to receiving product. The Company accrues those taxes on its balance sheet and expenses them per-unit basis as sold.

Inventory balances consisted of the following:

	September 30, 2025	December 31, 2024
Finished goods	$649,607	$673,866
Raw materials	64,118	63,357
Total	$713,725	$737,223

Fair Value of Financial Instruments

ASC 820-10-15, Fair Value Measurement-Overall-Scope and Scope Exceptions, defines fair value, thereby eliminating inconsistencies in guidance found in various prior accounting pronouncements, and increases disclosures surrounding fair value calculations. ASC 820-10-15 establishes a three-tiered fair value hierarchy that prioritizes inputs to valuation techniques used in fair value calculations. The three levels of inputs are defined as follows:

Level 1—Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2—Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability, such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3—Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

Accounts payable and related-party payables have fair values that approximate the carrying value due to the short-term nature of these instruments. Derivative liabilities are measured using level 3 inputs.

	Total Fair Value at September 30, 2025	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Derivative liabilities	$2,492,987	$—	$—	$2,492,987

	Total Fair Value at December 31, 2024	Quoted prices in active markets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Derivative liabilities	$2,458,435	$—	$—	$2,458,435

F-25

Loss per Share

Basic loss per share is calculated by dividing net loss available to common shareholders by the weighted-average number of common shares outstanding during each period. Diluted loss per share is similarly calculated, except that the weighted-average number of common shares outstanding would include common shares that may be issued subject to existing rights with dilutive potential when applicable. There were approximately 321,000,000 and 402,678,000 potentially issuable shares from the conversions of convertible debentures outstanding that were excluded in dilutive outstanding shares for the nine months ended September 30, 2025 and 2024, respectively, due to the anti-dilutive effect these would have on net loss per share. We do not currently have adequate authorized but unissued shares to satisfy our obligations should all instruments eligible to convert to common stock be exercised. We are not currently contemplating an increase in our authorized shares but may do so in the future.

Recently Issued Accounting Pronouncements

The Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, in November 2023. This update enhances segment reporting disclosures to provide investors with more useful and transparent information about a company’s operating segments. Public companies must now disclose significant segment expenses that are regularly reviewed by the chief operating decision-maker (CODM). These expenses should be reported on an itemized basis, providing more insight into segment profitability. Companies must provide segment disclosures in both annual and interim reports. Required disclosures apply to all public entities under FASB’s segment reporting rules. Effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company adopted this ASU, effective for the year ended December 31, 2024. Refer to Note 12 for disclosure of Segment information.

The Company continually assesses any new accounting pronouncements to determine their applicability. When it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequences of the change to its Consolidated Financial Statements and assures that there are proper controls in place to ascertain that the Company’s Consolidated Financial Statements properly reflect the change.

NOTE 3 — GOING CONCERN

The accompanying unaudited consolidated financial statements have been prepared in conformity with US GAAP, which considers our continuation as a going concern. We had a working capital deficiency of $22,897,132, as of September 30, 2025, and a net loss from continuing operations of $1,013,957 for the nine months ended September 30, 2025. As of September 30, 2025, we had an accumulated deficit of $62,782,131. These conditions raise substantial doubt about our ability to continue as a going concern.

Our ability to continue as a going concern is dependent upon our ability to successfully accomplish our business plan and eventually attain profitable operations. The accompanying consolidated financial statements do not include any adjustments that may be necessary if we are unable to continue as a going concern.

In the coming year, our foreseeable cash requirements will relate to the development of business operations and associated expenses. We may experience a cash shortfall and be required to raise additional capital.

Historically, we have mainly relied upon shareholder loans and advances to finance operations and growth. Management may raise additional capital by retaining net earnings, if any, or through future public or private offerings of our stock or loans from private investors, although we cannot assure that we will be able to obtain such financing. Our failure to do so could have a material and adverse effect upon our shareholders and us.

NOTE 4 — PROPERTY AND EQUIPMENT

We incur certain costs associated with the design and development of molds and dies for our contract-manufacturing segment. These costs are held as deposits on the balance sheet until the molds or dies are finished and ready for use. At that point, the costs are included as part of production equipment in property and equipment and are amortized over their useful lives. We hold title to all molds and dies used in the manufacture of products.

F-26

Property and equipment and estimated service lives consist of the following:

	September 30, 2025	December 31, 2024	Useful Life (years)
Furniture and office equipment	$12,212	$12,212	5-10
Vehicles	–	–	3-7
Total	12,212	12,212
Less: accumulated depreciation	(7,118)	(5,805)
Property and equipment, net	$5,094	$6,407

We recorded $1,313 and $3,677 of depreciation expense during the nine months ended September 30, 2025 and 2024. Depreciation expense in included in selling, general and administrative expenses on the Statement of Operations.

NOTE 5 — RELATED PARTY TRANSACTIONS

In 2007, we issued a 10% promissory note to a family member of our president in exchange for $300,000. The note was due on demand after May 2008. There were no repayments made during the periods presented. At September 30, 2025 and December 31, 2024, the principal amount owing on the note was $151,833 and $151,833, respectively. No demand for payment has been made.

On March 31, 2008, we issued to this same family member, along with two other company shareholders, promissory notes totaling $315,000 ($105,000 each). Under the terms of these three $105,000 notes, we received total proceeds of $300,000 and agreed to repay the amount received plus a 5% borrowing fee. The notes were due April 30, 2008, after which they were due on demand, with interest accruing at 12% per annum. We made no payments towards the outstanding notes during the periods presented. The principal balance owing on the notes as of September 30, 2025 and December 31, 2024, was $72,466 and $72,466, respectively. No demand for payment has been made.

There were $19,952 and $21,882 short-term advances due to related parties as of September 30, 2025 and December 31, 2024, respectively.

As of September 30, 2025 and December 31, 2024, we owed our president a total of $433,379 and $433,379, respectively, in unsecured advances. The advances and short-term bridge loans were approved by our board of directors under a 5% borrowing fee. The borrowing fees were waived by our president on these loans. These amounts are included in our liabilities from discontinued operations.

As of September 30, 2025 and December 31, 2024, the Company owes the CEO $7,059 for short term advances to the Company. The advances are non-interest bearing and due on demand.

During the nine months ended September 30, 2025, we had a net decrease in deposits with a related-party inventory supplier totaling $1,081,548, resulting in a credit balance of $1,104,000, which is disclosed as Short-term advances payable - related parties. The related party is an entity controlled by our chief executive officer. All transactions were at a 2% markup over the related-party’s cost paid for inventory in arm’s-length transactions. Total inventory purchases from the related party were $669,044 and $731,918 during the nine months ended September 30, 2025 and 2024, respectively.

NOTE 6 — OTHER ACCRUED LIABILITIES

Accrued tax liabilities consist of delinquent payroll taxes, interest, and penalties owed by us to the Internal Revenue Service (“IRS”) and other tax entities.

Accrued liabilities consist of the following:

	September 30, 2025	December 31, 2024

Tax liabilities	$43,748	$66,456
Accrued Royalty - Globrands LLC	781,253	854,498
Other	1,770,867	1,855,054
Total	$2,595,868	$2,776,008

F-27

Other accrued liabilities as of September 30, 2025 and December 31, 2024, include a non-interest-bearing payable totaling $45,000 and $45,000, respectively, that is due on demand and customer deposits totaling $1,728,301 and $1,730,213, respectively.

Accrued payroll and compensation liabilities consist of the following:

	September 30, 2025	December 31, 2024

Director fees	$140,000	$135,000
Bonus expenses	129,358	121,858
Commissions	2,148	2,148
Consulting	383,833	412,322
Administrative payroll	4,947,150	4,710,221
Total	$5,602,489	$5,381,549

NOTE 7 — COMMITMENTS AND CONTINGENCIES

Litigation and Claims

Various vendors, service providers, and others have asserted legal claims in previous years. These creditors generally are not actively seeking collection of amounts due to them, and we have determined that the probability of realizing any loss on these claims is remote and will seek to compromise and settle at a deep discount any of such claims that are asserted for collection. These amounts are included in our current liabilities, except where we believe collection or enforcement of the judgments is barred by the applicable statute of limitations, in which case the liabilities have been eliminated. We have not accrued any liability for claims or judgments that we have determined to be barred by the applicable statute of limitations, which generally is eight years for judgments in Utah.

Playboy Enterprises, Inc.

Our affiliate, Play Beverages, LLC, filed suit against Playboy Enterprises, Inc., in Cook County, Illinois, Circuit Court in October 2012 asserting numerous claims, including breach of contract and tortious interference. Playboy responded with a counterclaim of breach of contract and trademark infringement. After proceedings in October 2016, the court awarded a judgment of $6.6 million to Playboy against Play Beverages and CirTran Beverage Corp., our subsidiary. The court denied our motion for a new trial and awarded Playboy treble patent infringement damages and attorney’s fees. We filed a notice of appeal in July 2017 and again in March 2018. Playboy has initiated collection efforts but has recovered no funds. In September 2018, the appellate court affirmed the judgment of the circuit court. The balance due related to this judgment, has been included in liabilities in discontinued operations. As of December 31, 2023, the Company received legal representation that the judgement can no longer be enforced after seven years, as a result, the Company has recognized a gain from discontinued operations of $18,878,359 of time barred debt previously included in liabilities from discontinued operations.

Delinquent Payroll Taxes, Interest, and Penalties

In November 2004, the IRS accepted our amended offer in compromise (the “Offer”) to settle delinquent payroll taxes, interest, and penalties, which required us to pay $500,000, remain current in our payment of taxes for five years, and forego claiming any net operating losses for the years 2001 through 2015 or until we paid taxes on future profits in an amount equal to the taxes of $1,455,767 waived by the Offer. In June 2013, we entered into a partial installment agreement to pay $768,526 in unpaid 2009 payroll taxes, which required us to pay the IRS 5% of cash deposits. The monthly payments were to continue until the account balances were paid in full or until the collection statute of limitation expired on October 6, 2020. We are currently in communication with the IRS regarding the statute of limitations on this settlement and appropriate next steps. During the year ended December 31, 2023, the Company wrote off $512,520 as time barred debt. The amounts of $0 and $5,164 were due as September 30, 2025 and December 31, 2024, respectively.

F-28

Employment Agreements

We engage Iehab Hawatmeh, our president and chief executive officer, through an employment agreement entered in August 2009 and amended in September 2017. In July 2017, Mr. Hawatmeh had resigned all positions with us to pursue other business activities, thereby effectively terminating the agreement. However, the amendment to his employment agreement in September 2017 reinstated Mr. Hawatmeh to his previous positions, with a salary in an amount to be determined. Among other things, the reinstated employment agreement: (a) grants options to purchase a minimum of 6,000 shares of our stock each year, with an exercise price equal to the market price of our common stock as of the grant date, for the maximum term allowed under our stock option plan; (b) provides for health insurance coverage, cell phone, car allowance, life insurance, and director and officer liability insurance, as well as any other bonus approved by our board; and (c) includes additional incentive compensation as follows: (i) a quarterly bonus equal to 5% of our earnings before interest, taxes, depreciation, and amortization for the applicable quarter; (ii) bonuses equal to 1% of the net purchase price of any acquisitions we complete that are directly generated and arranged by Mr. Hawatmeh; and (iii) an annual bonus (payable quarterly) equal to 1% of our gross sales of all products, net of returns and allowances. On January 1, 2020, we resumed accruing wages for our chief executive officer. A total of $223,372 and $74,124 was accrued during the periods ended September 30, 2025 and December 31, 2024, respectively.

License Agreements

We have entered into agreements requiring us to pay certain royalties for the manufacture and distribution of licensed products. Fees are based on a percentage of sales and remitted quarterly and are included in cost of sales for financial reporting purposes.

NOTE 8 — NOTES PAYABLE

Notes payable consisted of the following:

	September 30, 2025	December 31, 2024

Note payable to former service provider for past due account payable (current)	$90,000	$90,000
Note payable for settlement of debt (long-term)	500,000	500,000
Small Business Administration loans	143,000	143,000
Total	$733,000	$733,000

There is $436,000 and $402,906 of accrued interest due on these notes as of September 30, 2025 and December 31, 2024, respectively.

NOTE 9 — CONVERTIBLE DEBENTURES

Convertible debentures consisted of the following:

	September 30, 2025	December 31, 2024

Convertible debenture, 5% stated interest rate, secured by all our assets, due on May 30, 2022	$200,000	$200,000
Convertible debenture, 5% stated interest rate, secured by all our assets, due on February 8, 2022	25,000	25,000
Convertible debenture, 5% stated interest rate, secured by all our assets, due on May 30, 2022	25,000	25,000
Convertible debenture, 5% stated interest rate, secured by all our assets, due on December 8, 2022	25,000	25,000
Convertible debenture, 5% stated interest rate, secured by all our assets, due on April 30, 2027	2,390,528	2,390,528
Subtotal	$2,665,528	$2,665,528
Less: discounts	(144,655)	(223,521)
Total	$2,520,871	$2,442,007
Less: current portion	(264,284)	(264,284)
Long-term portion	$2,256,587	$2,177,723

The convertible debentures and accrued interest are convertible into shares of our common stock at the lower of $100 or the lowest bid price for the 20 trading days prior to conversion.

As of September 30, 2025 and December 31, 2024, we had accrued interest on the convertible debentures totaling $2,147,600 and $2,055,232, respectively.

F-29

NOTE 10 — DERIVATIVE LIABILITIES

As discussed in Note 9—Convertible Debentures, we have entered into five separate agreements to borrow a total of $2,665,528 with the outstanding principal and interest being convertible at the holder’s option into common stock of the company at the lesser of $100 (notes one through four) or $0.10 (note five) or the lowest closing bid price in the prior 20 trading days. Embedded derivatives are valued separately from the host instrument and are recognized as derivative liabilities in our balance sheet. We measure these instruments at their estimated fair value and recognize changes in their estimated fair value in results of operations during the period of change. We have estimated the fair value of these embedded derivatives for convertible debentures and associated warrants using a Monte Carlo simulation as of September 30, 2025, using the following assumptions:

Volatility	94.6% - 125.4%
Risk-free rates	3.76% - 3.81%
Stock price	$0.015
Remaining life	0.25- 1.58 years

A summary of the activity of the derivative liability for these notes is as follows:

Balance at December 31, 2023	$1,296,937

Derivative loss due to mark to market adjustment	1,161,498
Balance at December 31, 2024	2,458,435

Derivative loss due to mark to market adjustment	34,552
Balance at September 30, 2025	$2,492,987

The fair values of the derivative instruments are measured each quarter, which resulted in a loss of $34,552 and $775,157 during the nine months ended September 30, 2025 and 2024, respectively. As of September 30, 2025 and December 31, 2024, the fair market value of the derivatives aggregated $2,492,987 and $2,458,435, respectively.

NOTE 11 — STOCK OPTIONS AND WARRANTS

Stock Incentive Plans

As of September 30, 2025 and 2024, we had no unrecognized compensation related to outstanding options that have not yet vested at year-end that would be recognized in subsequent periods.

As of September 30, 2025 and December 31, 2024, there were 24,000 and 32,000 options, respectively, issued and vested with a weighted average exercise price of $0.01. Outstanding options as of September 30, 2025, consisted of:

	Number of Options	Weighted Average Exercise Price	Average Remaining Life
Outstanding, December 31, 2023	40,000	$0.01	2.94
Issued	—	$—	—
Cancelled	(8,000)	$—	—
Exercised	—	$—	—
Outstanding, December 31, 2024	32,000	$0.01	1.52
Issued	—	$—	—
Cancelled	(8,000)	$—	—
Exercised	—	$—	—
Outstanding, September 30, 2025	24,000	$0.01	1.27
Exercisable, September 30, 2025	24,000	$0.01	1.27

F-30

NOTE 12 — SEGMENTS

The Company uses ASC 280, Segment Reporting, in determining its reportable segments. The Company has two reportable segments based on sales: Tobacco products and all other sources of revenue. The guidance requires that segment disclosures present the measure(s) used by the Chief Operating Decision Maker (“CODM”) to decide how to allocate resources and for purposes of assessing such segments’ performance. The Company’s CODM is comprised of its executive management team who use revenue and expenses of the two reporting segments to assess the performance of the business of our reportable operating segments.

The following table details revenue, operating expenses, and assets for the Company’s reportable segments for the period ended September 30, 2025.

	Tobacco Line	All other product lines	Total
ASSETS
Current Assets:
Cash	$19,274	$—	$19,274
Inventory	670,902	42,823	713,725
Deposits on inventory	318,999	20,362	339,361
Accounts receivable	51,892	3,312	55,204
Other current assets	—	536,386	536,386
Total current assets	1,061,067	602,883	1,663,950
Investment in securities at cost	—	248,000	248,000
Property and equipment, net of accumulated depreciation	—	5,094	5,094
Total assets	$1,061,067	$855,977	$1,917,044

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$477,073	$30,451	$507,524
Liabilities for product returns and credits	98,291	6,274	104,565
Short-term advances payable	—	162,866	162,866
Short-term advances payable - related parties	—	1,104,000	1,104,000
Accrued liabilities	2,440,116	155,752	2,595,868
Accrued payroll and compensation expense	5,266,340	336,149	5,602,489
Accrued interest, current portion	—	6,704,921	6,704,921
Convertible debenture, current portion, net of discounts	—	264,284	264,284
Note payable, current portion	—	90,000	90,000
Note payable to stockholders	—	151,833	151,833
Derivative liability	—	2,492,987	2,492,987
Liabilities from discontinued operations	—	4,779,745	4,779,745
Total current liabilities:	8,281,820	16,279,262	24,561,082
Note payable, net of current portion	—	643,000	643,000
Convertible debenture, net of current portion, net of discount	—	2,256,587	2,256,587
Total liabilities	8,281,820	19,178,849	27,460,669

Stockholders’ Equity:
Common stock	—	4,945	4,945
Additional paid-in capital	—	37,233,561	37,233,561
Accumulated deficit	(7,220,753)	(55,561,378)	(62,782,131)
Total stockholders’ equity	(7,220,753)	(18,322,872)	(25,543,625)
Total liabilities and stockholders’ deficit	$1,061,067	$855,977	$1,917,044

F-31

The following table details revenue, operating expenses, and assets for the Company’s reportable segments for the year ended December 31, 2024.

	Tobacco Line	All other product lines	Total
ASSETS
Current Assets:
Cash	$—	$—	$—
Inventory	641,919	95,304	737,223
Deposits on inventory	—	28,803	28,803
Deposits on inventory - related party	637	—	637
Accounts receivable	—	25,641	25,641
Other current assets	—	485,621	485,621
Total current assets	642,556	635,369	1,277,925
Investment in securities at cost	—	248,000	248,000
Property and equipment, net of accumulated depreciation	—	6,407	6,407
Total assets	$642,556	$889,776	$1,532,332

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$244,524	$517,916	$762,440
Cash overdraft	—	30,384	30,384
Liabilities for product returns and credits	61,353	8,701	70,054
Short-term advances payable	—	162,966	162,966
Short-term advances payable - related parties	—	22,452	22,452
Accrued liabilities	1,397,825	1,378,183	2,776,008
Accrued payroll and compensation expense	4,391,000	990,549	5,381,549
Accrued interest, current portion	—	6,281,805	6,281,805
Convertible debenture, current portion, net of discounts	—	264,284	264,284
Note payable, current portion	—	90,000	90,000
Note payable to stockholders	—	151,833	151,833
Derivative liability	—	2,458,435	2,458,435
Liabilities from discontinued operations	—	4,664,960	4,664,960
Total current liabilities:	6,094,702	17,022,468	23,117,170
Note payable, net of current portion	—	643,000	643,000
Convertible debenture, net of current portion, net of discount	—	2,177,723	2,177,723
Total liabilities	6,094,702	19,843,191	25,937,893

Stockholders’ Equity:
Common stock	—	4,945	4,945
Additional paid-in capital	—	37,233,561	37,233,561
Accumulated deficit	(5,452,146)	(56,191,921)	(61,644,067)
Total stockholders’ equity	(5,452,146)	(18,953,415)	(24,405,561)
Total liabilities and stockholders’ deficit	$642,556	$889,776	$1,532,332

F-32

The following table details revenue, operating expenses, and assets for the Company’s reportable segments for the nine months ended September 30, 2025.

	Tobacco Line	All other product lines	Total
Revenue:
Net sales	$950,160	$127,583	$1,077,743
Cost of sales	453,800	90,881	544,681
Gross profit	496,360	36,702	533,062

Operating expenses:
Employee costs	370,664	23,659	394,323
Selling, general and administrative expenses	509,268	32,506	541,774
Total operating expenses	879,932	56,165	936,097

Loss from operations	(383,572)	(19,463)	(403,035)

Other income (expense):
Interest expense	—	(612,219)	(612,219)
Gain on forgiveness of debt	—	10,831	10,831
Gain on derivative valuation	—	(34,552)	(34,552)
Income tax refund		25,012	25,012
Loss on disposal		(9,323)	(9,323)
Other income	—	6	6
Total other expense	—	(620,245)	(620,245)
Net loss from continuing operations	(383,572)	(639,708)	(1,023,280)
Loss from discontinued operations	—	(114,784)	(114,784)
Net Loss	$(383,572)	$(754,492)	$(1,138,064)

NOTE 13 — DISCONTINUED OPERATIONS

At October 21, 2016, we exited the beverage licensing and distribution business. The assets and liabilities associated with this business are displayed as assets and liabilities from discontinued operations as of September 30, 2025 and December 31, 2024. Additionally, the revenues and costs associated with this business are displayed as losses from discontinued operations.

Total assets and liabilities included in discontinued operations were as follows:

	September 30, 2025	December 31, 2024
Assets from Discontinued Operations:
Cash	$—	$—
Total assets from discontinued operations	$—	$—

Liabilities from Discontinued Operations:
Accounts payable	$283,818	$283,818
Accrued liabilities	58,184	58,184
Accrued interest	1,905,294	1,790,509
Accrued payroll and compensation expense	122,864	122,864
Current maturities of long-term debt	239,085	239,085
Short-term advances payable	2,170,500	2,170,500
Total liabilities from discontinued operations	$4,779,745	$4,664,960

Net loss from discontinued operations for the nine months ended September 30, 2025 and 2024, were comprised of the following components:

	Nine Months ended September 30,
	2025	2024
Other expense:
Interest expense	$(114,784)	$(115,204)
Net loss from discontinued operations	$(114,784)	$(115,204

NOTE 14 — SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10), management has performed an evaluation of subsequent events through the date that the unaudited consolidated financial statements were issued and has determined that it does not have any material subsequent events to disclose in these unaudited consolidated financial statements.

F-33

1,731,509 Shares

Cirtran Corporation

Common Stock

Cirtran 1

PROSPECTUS

             , 2026

PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee	$
Legal fees and expenses	$
Accounting fees and expenses	$
Miscellaneous	$
Total	$	*

*To be filed by amendment.

Item 14. Indemnification of Directors and Officers.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our articles of incorporation provide the personal liability of our directors is eliminated to the fullest extent permitted under the NRS.

Section 78.7502 of the NRS permits a Nevada corporation to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses.

Discretionary indemnification pursuant to Section 78.7502 may be made as authorized upon determination that the indemnification is proper under the circumstances. Such determination may be made by (i) the stockholders; (ii) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding; or (iii) independent legal counsel if ordered by a majority of the quorum consisting of directors who were not parties to the action, suit, or proceeding or if a quorum of directors who were not parties to the action, suit, or proceeding cannot be obtained.

II-1

Section 78.751 of the NRS requires a Nevada corporation to indemnify its officers and directors to the extent such person is successful on the merits or otherwise in defense of any actual or threatened civil, criminal, administrative, or investigative action, suit, or proceeding or any claim, issue, or matter therein, including an action by or in the right of the corporation, if such person is or was serving as an officer or director of the corporation or, at the request of the corporation, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. Such indemnification shall be for expenses actually and reasonably incurred by the person, including attorney’s fees, in connection with defending any such action, suit, or proceeding.

Unless otherwise restricted by the articles of incorporation, bylaws, or an agreement made by the corporation, Section 78.751 of the NRS provides that a corporation may pay expenses as incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement, including the requirement of mandatory advance payment of expenses.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our bylaws implement the indemnification provisions permitted by Chapter 78 of the NRS by providing that we shall indemnify our directors and officers to the fullest extent permitted by the NRS against expense, liability, and loss reasonably incurred or suffered by them in connection with their service as an officer or director. Our bylaws require the payment of costs and expenses incurred with respect to any proceeding to which a person is made a party as a result of being a director or officer in advance of final disposition of such proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that such person is not entitled to indemnification. We may purchase and maintain liability insurance, or make other arrangements for such obligations or otherwise, to the extent permitted by the NRS.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee, or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

Item 15. Recent Sales of Unregistered Securities.

We have not issued any shares of our common stock during the last three years.

II-2

Item 16. Exhibits.

Exhibit Number*	Title of Document	Location

Item 3.	Articles of Incorporation and Bylaws

3.01	Articles of Incorporation	Incorporated by reference from our Current Report on Form 8-K filed July 17, 2000

3.02	Amended and Restated Bylaws	Incorporated by reference from our Current Report on Form 8-K filed August 18, 2011

3.03	Articles of Amendment to Articles of Incorporation	Incorporated by reference from our Current Report on Form 8-K filed August 18, 2011

3.04	Second Amendment to Articles of Incorporation of CirTran Corporation	Incorporated by reference from our Current Report on Form 8-K filed May 8, 2015

Item 4.	Instruments Defining the Rights of Security Holders, Including Debentures

4.01	Specimen stock certificate	Incorporated by reference from our Form 10 filed May 11, 2018

4.02	Amended, Restated, and Consolidated Secured Convertible Debenture No. TK-1 in the amount of $3,437,798 payable to Tekfine, LLC	Incorporated by reference from our Form 10 filed May 11, 2018

4.03	Secured Convertible Debenture No. TK-2 in the amount of $200,000 payable to Tekfine, LLC	Incorporated by reference from our Form 10 filed May 11, 2018

Item 5	Legal Opinion

	Opinion of Frank J Hariton, Esq.	Filed herewith

Item 10.	Material Contracts

10.42	Employment Agreement with Iehab Hawatmeh dated August 1, 2009**	Incorporated by reference from our Annual Report on Form 10-K/A for the year ended December 31, 2011, filed April 30, 2012

10.49	CirTran Corporation 2012 Incentive Plan**	Incorporated by reference from our Registration Statement on Form S-8 filed June 1, 2012

10.50	Settlement Agreement between CirTran Corporation and Joueboire, LLC, dated April 19, 2017	Incorporated by reference from our Form 10 filed May 11, 2018

10.51	Settlement Agreement between CirTran Corporation and YA Global Investments, LP, dated April 20, 2017	Incorporated by reference from our Form 10 filed May 11, 2018

II-3

10.52	Agreement between Tekfine, LLC, and CirTran Corporation dated April 20, 2017	Incorporated by reference from our Form 10 filed May 11, 2018

10.53	Amendment No. 1 to Employment Agreement with Iehab J. Hawatmeh**	Incorporated by reference from our Amendment No. 1 to Form 10 filed June 18, 2018

10.54	Standby Equity Purchase Agreement between the Yorkville Advisors Global, LP and Cirtran Corporation, dated December 19, 2025	Incorporated by reference to exhibit 10.1 to Form 8-K filed December 29, 2025

10.55	Forbearance Agreement	Incorporated by reference to exhibit 10.2 to Form 8-K filed December 29, 2025

Item 21.	Subsidiaries of the Registrant

21.01	Schedule of Subsidiaries
All 100% owned LBC Products, Inc., a Utah corporation Cirtran Products, Inc., a Utah corporation CirTran Asia, Inc., a Utah corporation

23.1	Fruci & Associates II, PLLC	Filed herewith

23.2	Consent of Frank J. Hariton, Esq. (included in Exhibit 5.1)	X

101.INS	XBRL Instance Document	X

101.SCH	XBRL Taxonomy Extension Schema Document	X

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document	X

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document	X

101.LAB	XBRL Taxonomy Extension Label Linkbase Document	X

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	X

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)	X

107	Calculation of filing fee table	Filed Herewith

*Schedules and attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules and attachments upon request by the Securities and Exchange Commission.

#Indicates management contract or compensatory plan or arrangement.

†Previously filed.

II-4

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

II-5

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Valley City, State of Utah on January 6, 2026.

CIRTRAN CORPORATION

/s/ Iehab Hawatmeh
Iehab Hawatmeh
Principal Executive Officer and Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title (s)	Date

Iehab Hawatmeh	President, CEO and Chairman of the Board	January 6 2026

Kathryn Hollinger	Director	January 6, 2026

II-7